UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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First California Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2011

Dear Stockholder:

We cordially invite you to attend the 2011 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 26, 2011, at 10:00 a.m. local time at 3027 Townsgate Road, Suite 300, Westlake Village, California 91361.

We have enclosed the Notice of the 2011 Annual Meeting of Stockholders, the Proxy Statement, the Proxy Card and a postage prepaid return envelope.

At the meeting, stockholders will be asked to vote on the following proposals:

1.           Election of Directors.  To elect eight directors to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and have qualified.

2.            Amendment to 2007 Omnibus Equity Incentive Plan. To approve amendments to the First California 2007 Omnibus Equity Incentive Plan.

3.           Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011.

4.           Shareholder Advisory (Non-Binding) Vote on Executive Compensation.  To approve a non-binding advisory proposal on the Company’s executive compensation.

5.           Other Business.  To transact such other business as may properly come before the meeting and at any adjournments or postponements thereof.

We will also report on our performance in 2010 and answer your questions regarding the Company.

We look forward to seeing you at the meeting.

Sincerely,

Robert E. Gipson	C. G. Kum
Chairman of the Board	President and Chief Executive Officer

FIRST CALIFORNIA FINANCIAL GROUP, INC.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
to be held Thursday, May 26, 2011

The Annual Meeting of Stockholders of First California Financial Group, Inc. will be held on Thursday, May 26, 2011, at 10:00 a.m. local time at 3027 Townsgate Road, Suite 300, Westlake Village, California 91361.

At the Annual Meeting we will ask you to consider and act upon the following matters:

1.
To elect eight (8) directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Richard D. Aldridge, Donald E. Benson, John W. Birchfield, Joseph N. Cohen, Robert E. Gipson, Antoinette T. Hubenette, M.D., C. G. Kum and Thomas Tignino) are described in the accompanying Proxy Statement;

2.	To approve amendments to the First California 2007 Omnibus Equity Incentive Plan;

3.	To ratify the appointment of the accounting firm of Moss Adams LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011;

4.	To approve a non-binding advisory proposal on the Company's executive compensation; and

5.	To transact any other business that may properly be presented at the meeting and at any adjournments or postponements thereof.

If you owned Common Stock of First California Financial Group, Inc. on April 15, 2011, the record date, you are entitled to attend and vote at the Annual Meeting.

By Order of the Board of Directors,

3027 Townsgate Road	Joseph N. Cohen
Suite 300	Corporate Secretary
Westlake Village, CA 91361
April 21, 2011

YOUR VOTE IS VERY IMPORTANT, AND WE ENCOURAGE YOU TO VOTE YOUR PROXY AS SOON AS POSSIBLE. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING, AND YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON.

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FIRST CALIFORNIA FINANCIAL GROUP, INC.
PROXY STATEMENT
2011 ANNUAL MEETING OF STOCKHOLDERS
to be held Thursday, May 26, 2011

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this Proxy Statement and Proxy Card?

We sent you this Proxy Statement and the enclosed Proxy Card because you own shares of Common Stock of First California Financial Group, Inc., or First California or the Company. Your proxy is being solicited by the Board of Directors of First California. This Proxy Statement provides you with information that will help you cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed Proxy Card.

When you sign the Proxy Card, you appoint each of John W. Birchfield, and Thomas Tignino, directors of First California, as your representatives at the Annual Meeting (that is, your proxies). Mr. Birchfield and Mr. Tignino will vote your shares at the Annual Meeting, as you have instructed them on your Proxy Card(s). If an issue comes up for vote at the Annual Meeting that is not on the Proxy Card, Mr. Birchfield or Mr. Tignino will vote your shares, under your proxy, in accordance with his judgment.

We first mailed this Proxy Statement, the attached Notice of Annual Meeting and the enclosed Proxy Card on or about April 25, 2011 to all stockholders entitled to vote. Stockholders who owned Common Stock on April 15, 2011 (the record date) are entitled to vote. On the record date, there were 28,214,721 shares of Common Stock outstanding.

We have enclosed our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC. The 2010 Form 10-K is not to be considered part of the soliciting materials.

What am I voting on?

We ask you to vote on the following proposals:

1.	The election of 8 directors to serve until the 2012 Annual Meeting

2.	Approval of amendments to the Company’s 2007 Omnibus Equity Incentive Plan.

3.	Advisory vote to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

4.	Advisory vote on the Company’s executive compensation.

At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the stockholders at the Annual Meeting.

How do I vote?

You may vote by mail

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed Proxy Card and return it promptly in the envelope provided. If you mark your voting instructions on the Proxy Card, your shares will be voted as you instruct. If you return a signed Proxy Card but do not provide voting instructions, your shares will be voted “FOR” the election of the nominees for directors identified in this Proxy Statement, “FOR” the amendments to the 2007 Omnibus Equity Incentive Plan, "FOR" the ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011, and "FOR" the non-binding advisory proposal on the Company's executive compensation.

You may vote by telephone or on the Internet

Stockholders can simplify their voting by voting their shares via telephone or the Internet. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Standard Time, on May 25, 2011.

You may vote in person at the Annual Meeting

You may attend the Annual Meeting and vote in person. If you hold your shares in “street name”, you must request a legal proxy from your bank or brokerage firm  in order to vote at the meeting. Otherwise, we cannot count your votes.

May I revoke my proxy?

If you have returned your signed Proxy Card, you may revoke it at any time before it is exercised. You may revoke your Proxy Card in any one of three ways:

•	You may send in another Proxy Card with a later date;

•	You may notify First California’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How will shares I hold in street name be voted?

If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you should receive a proxy from your bank or brokerage firm asking you how you want to vote your shares. If you do not, you may contact such bank or brokerage firm in whose name your shares are registered and obtain a proxy from them. Please refer to the information in the materials provided by your bank or brokerage firm for an explanation of how to change or revoke your vote and of the effect of not indicating a vote.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one Proxy Card?

If you have more than one account at the transfer agent and/or with banks or brokerage firms, you will receive separate Proxy Cards for each account. Please sign and return all Proxy Cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

Based on the number of shares of Common Stock outstanding on the record date, up to 28,214,721 votes may be cast on any matter, subject to cumulative voting for directors.

How many shares do we need to hold the Annual Meeting (what are the quorum requirements)?

Holders of shares representing a majority of our outstanding shares of Common Stock on the record date of April 15, 2011 must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Accordingly, a quorum for our Annual Meeting is stockholders representing 14,107,361 shares.

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present at the meeting, or

•	has properly submitted a Proxy Card.

How many votes do I have?

You have one vote for each share of our Common Stock you own. In the election of directors, you are permitted to “cumulate” your votes.

What is “cumulative voting”?

Cumulative voting is a manner of voting in the election of directors in which each stockholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the stockholder would have on a single matter. The number of votes a stockholder has on a single matter is the number of shares of Common Stock held by the stockholder on the record date. For example, if you hold 1,000 shares of Common Stock you are entitled to 8,000 total votes in the election of directors (8—the number of directors—multiplied by one vote per share of Common Stock, or 8,000 votes). You may use all of your votes for one nominee, or may distribute your votes among two or more nominees as you see fit.

Mr. Birchfield and Mr. Tignino (your proxies) may, in their discretion, cumulate votes with respect to the election of directors for shares with respect to which they have proxies.

How many votes are required for each of the proposals?

Proposal 1: Election of directors

Directors must be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

Proposal 2: Approval of amendments to First California’s 2007 omnibus equity incentive plan

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote

Proposal 3: Ratification of appointment of Moss Adams LLP

An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm.

Proposal4: Non-binding advisory proposal on the Company's executive compensation

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

What are the Board's recommendations on how to vote my shares?

The Board of Directors recommends a vote:

•	FOR election as directors the 8 nominees named herein

•	FOR the approval of the amendments to the 2007 Omnibus Equity Incentive Plan

•	FOR ratification of the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011

•	FOR the approval of the non-binding advisory proposal on the Company's executive compensation

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum.

Proposal 1: Election of Directors

Assuming a quorum is present at the Annual Meeting, abstentions and broker non-votes have no effect on the election of directors.

Proposal 2: Amendments to First California’s 2007 omnibus equity incentive plan

Assuming a quorum is present at the Annual Meeting, abstentions will have the same effect as votes against such proposal, and broker non-votes will not be counted as votes cast and will have no effect on the voting of this proposal.

Proposal 3: Ratification of appointment of Moss Adams LLP

Assuming a quorum is present at the Annual Meeting, abstentions will have the same effect as votes against such proposal, and broker non-votes will not be counted as votes cast and will have no effect on the voting of this proposal.

Proposal 4: Non-binding advisory vote on the Company's executive compensation

Assuming a quorum is present at the Annual Meeting, abstentions will have the same effect as votes against such proposal, and broker non-votes will not be counted as votes cast and will have no effect on the voting of this proposal.

Who will pay for the cost of this proxy solicitation?

We pay to distribute and solicit proxies and we reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses for forwarding proxy materials to stockholders. Our directors, officers and regular employees may solicit proxies in person, through mail, by telephone or through other means. We do not pay those individuals additional compensation for soliciting proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Our by-laws state that the Board of Directors shall consist of from seven to thirteen members.

Based on the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated all eight of the current directors for re-election. If you re-elect them, they will hold office until the next Annual Meeting and until their successors are duly elected and qualified. Each nominee has indicated that he or she is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, Mr. Birchfield or Mr. Tignino (your proxies) may vote for another nominee proposed by the Board of Directors or the Board of Directors may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board of Directors may fill the vacancy until the next Annual Meeting and until such time as a successor is duly elected and qualified.

The following information is provided regarding the nominees as of March 31, 2011. All nominees are currently directors of First California and all were duly elected at the 2010 Annual Meeting of Stockholders.  The term “Mergers” used throughout this Proxy Statement refers to the reincorporation merger of National Mercantile Bancorp with and into its wholly-owned subsidiary, First California, which was immediately followed by the merger of FCB Bancorp with and into First California, which was completed on March 12, 2007.  The term “the Bank” used throughout this Proxy Statement refers to First California Bank.

Richard D. Aldridge Director since 2007 Age 63
Mr. Aldridge served as the Vice Chairman of the Board of FCB Bancorp from October 2005 until the completion of the Mergers, and was a director from 1993 until the completion of the Mergers. He was employed for 19 years by Weyerhaeuser Company in Longview, Washington, where he was a business manager.  For the past 19 years, Mr. Aldridge has been the President and CEO of B & R Supply, Inc., an industrial tool distributor.  Since 1990, he has held investments in multiple community banks and real estate in Ventura County.  Mr. Aldridge also served as interim Chairman of the Board of FCB Bancorp from 1998 to 1999.  Mr. Aldridge is the brother-in-law of John W. Birchfield.

We believe Mr. Aldridge’s qualifications to serve on our Board include his extensive knowledge of the Company and his service on the board of directors of FCB prior to the completion of the Mergers, his experience investing in community banks and real estate in geographic areas where we engage in commercial property lending and the experience he has acquired through his leadership roles at B&R Supply, Inc.

Donald E. Benson Director since 2006 Age 80
Mr. Benson served as a director of National Mercantile from 1998 until the completion of the Mergers. Mr. Benson is Executive Vice President and a director of Marquette Financial Companies, Minneapolis, Minnesota, a financial services holding company (formerly Marquette Bancshares, Inc.). He has served in that position and in predecessor organizations since 1968. Mr. Benson is also a former director of MAIR Holdings, Inc., a commuter airline, and a current director of Mass Mutual Corporate Investors, a mutual fund, and Mass Mutual Participation Investors, a mutual fund.

We believe Mr. Benson’s qualifications to serve on our Board include his extensive knowledge of the Company and his service on the board of directors of National Mercantile prior to the completion of the Mergers, his previous experience in the public accounting profession, his extensive experience in the financial services industry and his experience serving on boards and committees of other entities.

John W. Birchfield Director since 2007 Age 59
Mr. Birchfield served as the Chairman of the Board of FCB Bancorp from October 2005 until the completion of the Mergers, and was a director from 1993 until the completion of the Mergers. Since 1995, Mr. Birchfield has served as the Chairman of the Board at B & R Supply Inc. He is also the managing partner of Ralston Properties LP, a privately held real estate management company.  Mr. Birchfield is the brother-in-law of Richard D. Aldridge.  Mr. Birchfield currently serves as the Chairman of the Board for First California Bank.

We believe Mr. Birchfield’s qualifications to serve on our Board include his extensive knowledge of the Company and his service on the board of directors prior to the completion of the Mergers, his experience serving on boards and committees of other companies and his knowledge and experience in the real estate industry and knowledge of the markets we conduct business in.

Joseph N. Cohen Director since 2006 Age 65
Mr. Cohen served as a director of National Mercantile from 1998 until the completion of the Mergers. Mr. Cohen has been President of American Entertainment Investors, Inc., a media financing and consulting firm, since February 1996 and a director of Exclusive Media Holdings Limited since 2010.

We believe Mr. Cohen’s qualifications to serve on our Board include his extensive knowledge of the Company and his experience serving on the board of directors of National Mercantile prior to the Mergers, as well as his knowledge of financial markets and knowledge and experience in the financial services industry.

Robert E. Gipson Director since 2006 Age 64
Mr. Gipson served as a director of National Mercantile from 1996 until the completion of the Mergers, and was Chairman of National Mercantile from June 1997 until the completion of the Mergers, and was Chairman of Mercantile National Bank from June 1997 to December 1998. Mr. Gipson is President of Alpha Analytics Investment Group, LLC, a registered investment advisor, and has served in that capacity since its organization in 1998. Mr. Gipson is Of Counsel to the law firm of Gipson Hoffman & Pancione and has been a lawyer with that firm since 1982. Mr. Gipson is also President of Corporate Management Group, Inc., a financial management company, since 1988. Mr. Gipson currently serves as Chairman of the Board for First California.

We believe Mr. Gipson’s qualifications to serve on our Board include his extensive knowledge of the Company and his experience serving on the board of directors of National Mercantile prior to the Mergers as well as his extensive experience in the financial services industry. In addition, Mr. Gipson’s background as a lawyer provides a unique perspective to the Board.

Antoinette T. Hubenette, M.D. Director since 2006 Age 62
Dr. Hubenette served as a director of National Mercantile from 1998 until the completion of the Mergers. Dr. Hubenette was President and a director of Cedars-Sinai Medical Group, Beverly Hills, California (formerly Medical Group of Beverly Hills), a physicians’ medical practice group, from 1994 to 2000. She has been a practicing physician since 1982. She continues in part-time practice of general internal medicine. Dr. Hubenette has served as a director of The Ensign Group, a long-term medical care company, since 2004.

We believe Dr. Hubenette’s qualifications to serve on our Board include her extensive knowledge of the Company and her experience serving on the board of directors of National Mercantile prior to the Mergers, as well as her experience serving on the boards and committees of other companies and the experience she acquired through her leadership roles at Cedars-Sinai Medical Group, Beverly Hills.

C. G. Kum Director since 2007 Age 56

Mr. Kum served as a director of FCB Bancorp from October 2005 until the completion of the Mergers, and has served as a director of First California Bank since 1999.  Mr. Kum was appointed to his current position as President and Chief Executive Officer of the Company since the completion of the Mergers.  He has served as President and Chief Executive Officer of First California Bank (formerly known as Camarillo Community Bank) since September 1, 1999.  Under his leadership, the Bank has grown from two branches and $100 million in total assets to 19 branches and $1.9 billion in total assets.

He is a past president of the board of directors of Community Bankers of California.  Mr. Kum currently serves on the government relations council for the American Bankers Association and is a board member of the California Bankers Association and Ventura County Council, Boy Scouts of America.

We believe Mr. Kum’s qualifications to serve on our Board include his more than 30 years of experience in the banking industry. In addition, his day to day leadership, as President and Chief Executive Officer of the Bank, provide him with intimate knowledge of our operations and the markets we conduct business in.

Thomas Tignino Director since 2007 Age 63
Mr. Tignino served as a director of FCB Bancorp from January 2006 until the completion of the Mergers. Mr. Tignino is the founder and managing partner of Tignino & Lutz LLP, a multi-service accountancy firm established in 1980. His firm specializes in audit, tax planning and compliance, estate planning and investment review. Mr. Tignino also served as a director of Los Robles Bank from 1988 to 2001. Mr. Tignino is a CPA, MBA and is a member of the AICPA tax division. Mr. Tignino currently serves as Vice Chairman of the Audit Committee of the Board.

We believe Mr. Tignino’s qualifications to serve on our Board include his knowledge of the Company and his extensive experience with financial accounting matters as a practicing Certified Public Accountant. In addition, Mr. Tignino serves as the “audit committee financial expert” of the Audit Committee of the Board, as that term is defined in SEC Regulation S-K.

The Board of Directors unanimously recommends a vote “FOR” the election of the Board of Directors’ nominees.

CORPORATE GOVERNANCE; BOARD COMMITTEES

Director Independence

First California has identified as independent directors the following individuals currently serving on its Board of Directors: directors Aldridge, Benson, Birchfield, Cohen, Gipson, Hubenette and Tignino. In making this determination, First California applied Rule 5605(a)(2) of the Nasdaq Marketplace Rules. First California’s Board of Directors has an audit committee and compensation committee. It did not have a nominating committee until March 2009. Prior to such time, the entire Board effectively functioned as a nominating committee. First California has determined that the independent directors identified above also qualify as independent members of its audit, compensation and governance and nominating committees and fulfill the independence requirements in connection with the nomination of directors in accordance with Rule 5605 of the Nasdaq Marketplace Rules. Mr. Kum is also a member of the Board of Directors of First California but, as the President and Chief Executive Officer of First California, he is not “independent.”

In making these determinations of independence, First California considered applicable Nasdaq Marketplace Rules and, with respect to members of its audit committee, SEC rules. In addition, with respect to Mr. Benson, First California considered employment relationships with affiliates of one of First California’s largest stockholders.

Board Leadership Structure and Risk Oversight

The Board is comprised of eight directors, seven of whom are independent directors, and Mr. Kum, our President and Chief Executive Officer.  One of our independent directors, Mr. Gipson, serves as our non-executive Chairman of the Board.  The Company believes that its largely independent Board provides useful oversight and allows the Board to fulfill its duties effectively.  The Company believes that it is beneficial to separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, in consultation with the Chief Executive Officer, sets the agenda for the Board meetings and presides over meetings of the Board.  In addition, the Company believes that the separation of the roles provides a more effective monitoring and objective evaluation of the Chief Executive Officer’s performance.  The separation of the roles also allows the Chairman of the Board to strengthen the Board’s independent oversight of the Company’s performance and governance standards.

The Board has delegated primary responsibility for overseeing risk management for the Company to the Audit Committee of the Board of Directors. On a quarterly basis, the Company’s Chief Audit Executive/Chief Risk Officer provides a comprehensive risk report to the Audit Committee of the Board of Directors. While the Audit Committee has primary responsibility for overseeing risk management, our entire board of directors is actively involved in overseeing risk management for the Company. Additionally, at least quarterly, the full board receives a report from the chairman of the Audit Committee covering the topics discussed at the Audit Committee meetings. The full board also engages in periodic discussions with the Chief Audit Executive/Chief Risk Officer, Chief Executive Officer, Chief Operating Officer/Chief Financial Officer, Chief Credit Officer and other company officers as the Board may deem appropriate related to risk management. In addition, each committee of the Board has been assigned oversight responsibility for specific areas of risk and risk management. The committees consider risks within their areas of responsibility; for instance, the Compensation Committee considers risks that may result from changes in compensation programs.

The Chief Audit Executive/Chief Risk Officer is responsible for management of the internal audit, risk management and compliance programs of the Company. The Chief Audit Executive/Chief Risk Officer reports directly to the Audit Committee of the Board of Directors and indirectly reports to the Chief Executive Officer for administrative purposes.

The Company believes that the foregoing structure and practices, when combined with the Company’s other governance policies and procedures, function extremely well in strengthening Board leadership, fostering cohesive decision-making at the Board level, improving problem solving and enhancing strategy formulation and implementation.

Board and Board Committees; Meetings

The Board of Directors met 13 times during fiscal year 2010.  All directors, except Director Gipson, attended at least 75% of all meetings of the Board of Directors and Board Committees on which he or she served in 2010.

The following information is provided regarding certain standing Committees of the Board of Directors during 2010.

Audit Committee

The Audit Committee of the Board of Directors was formed on March 12, 2007 upon completion of the Mergers.  The Audit Committee’s current charter was approved by the Board of Directors on January 25, 2011. The Audit Committee charter is available on our website at www.fcalgroup.com. The Audit Committee consists of directors Birchfield (Chair), Benson, Cohen, Gipson and Tignino. The Board of Directors has determined that all of the members of the Audit Committee are “independent” in accordance with applicable Nasdaq Marketplace Rules and SEC rules. The Board of Directors has also determined that Thomas Tignino is an “audit committee financial expert” as that term is defined in SEC Regulation S-K.

First California’s Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance function, as well as those of First California’s subsidiaries.

The Audit Committee held eight meetings during 2010.

Compensation Committee

The Compensation Committee of the Board of Directors was formed on March 12, 2007 upon completion of the Mergers.  The Compensation Committee’s current charter was approved by the Board of Directors on March 24, 2010. The Compensation Committee charter is available on our website at www.fcalgroup.com. The members of the Compensation Committee are: directors Aldridge, Benson (Chair) and Hubenette, none of whom are executive officers of First California. The Board of Directors has determined that all members of the Compensation Committee are “independent” in accordance with applicable Nasdaq Marketplace Rules.

The Compensation Committee recommends to the Board of Directors all elements of compensation for the executive officers and exercises the Board of Directors’ authority with respect to the implementation and administration of the executive compensation programs and policies of First California. The Compensation Committee also administers the restricted stock and stock option plans of First California.  The Compensation Committee consults with C. G. Kum, First California’s President and Chief Executive Officer, on compensation matters. The Compensation Committee engaged Pearl, Meyers & Partners to conduct a review of director compensation at peer companies. Pearl, Meyers & Partners was not paid any fee in connection with this review.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.

The Compensation Committee held four meetings during 2010.

Governance and Nominating Committee

The Governance and Nominating Committee of the Board of Directors, or the GNC, was formed in March 2009.  Accordingly, the Board of Directors did not have a standing nominating committee prior to March 2009.  The members of the GNC are: directors Cohen, Hubenette (Chair) and Tignino, none of whom are executive officers of First California. The Board of Directors has determined that all members of the GNC are “independent” in accordance with applicable Nasdaq Marketplace Rules.

Nominations Process

The GNC considers and develops governance standards for First California and establishes the requirements and qualifications for members of the Board.  The GNC, in consultation with the Chief Executive Officer and the Chairman, also recommends candidates for nomination and election to the Board of Directors of First California and to the Board of Directors of First California Bank. The GNC operates under a charter which was approved by the Board of Directors on February 9, 2010. The GNC’s charter is available on our website at www.fcalgroup.com.

In identifying and recommending nominees for positions on the Board of Directors, the GNC places primary emphasis on the criteria set forth under “Selection of Directors - Criteria” in our Corporate Governance Guidelines, namely: (1) personal qualities and characteristics, accomplishments and professional reputation; (2) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (3) ability and willingness to commit adequate time to Board and committee matters; (4) the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (5) diversity of viewpoints, backgrounds and experience; and (6) the ability and skill set required and other relevant experience.  The GNC periodically reviews the effectiveness of its policy for director nominations and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity.

The GNC does not set specific, minimum qualifications that nominees must meet in order for the GNC to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of First California and the composition of the Board of Directors. Members of the GNC may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates.

First California’s by-laws state that nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock. Nominations, other than those made by the Board of Directors, must be made in writing. If a stockholder wishes to make such nominations, notice must be received by the

Corporate Secretary of First California no less than 90 nor more than 120 days prior to the first anniversary date of the Annual Meeting for the preceding year. Any stockholders wishing to make a nomination to the Board of Directors must deliver a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of our stock owned by each proposed nominee, as reported to the nominating stockholders by such nominee(s), the information regarding each such nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, each such nominee’s signed consent to serve as a director of the Company if elected, and the nominating stockholders’ name and address and the number and class of all shares of each class of First California’s stock owned by the nominating stockholder.  The Board may require any proposed nominee to furnish such other information as the Board may reasonably require in determining whether the proposed nominee(s) would be considered “independent” under the various rules and standards applicable to First California. If nominations to the Board of Directors are not made as outlined above, the Chairman of the meeting may disregard the nominations and instruct the inspectors of election to disregard all votes cast for such nominees.

The Governance and Nominating Committee engaged Amalfi Consulting, LLC to conduct a board governance assessment and director peer evaluation. This assessment was completed in early 2010 and the results provided to the Board of Directors in March 2010. No benchmarking or compensation analysis was included in this assessment.

The Governance and Nominating Committee held three meetings in 2010.

Director Attendance at Annual Meetings

The Board’s policy regarding director attendance at annual meetings of stockholders is that directors are required to attend.  All of the directors except Directors Benson and Cohen attended the annual meeting of stockholders in 2010.  First California does not reimburse directors for expenses related to attendance at annual meetings of stockholders.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE FIRST CALIFORNIA 2007 OMNIBUS EQUITY INCENTIVE PLAN

General

The stockholders are being asked to approve amendments to First California’s 2007 Omnibus Equity Incentive Plan, as amended, the 2007 Plan, which amendments were adopted, subject to stockholder approval, by the Board of Directors on March 16, 2011. The primary purpose of the proposed amendments is to increase the number of shares of Common Stock reserved for issuance under the 2007 Plan by an additional 2,000,000 shares, which is expected to be used over multiple years.

Section 162(m) of the Internal Revenue Code, or Section 162(m), generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers that exceeds $1 million per officer in any year. Compensation that is deemed to be “qualified performance-based compensation” under Section 162(m) is generally excluded from this limit. For any awards under the 2007 Plan to qualify as “qualified performance-based compensation,” Section 162(m) requires that the material terms of the 2007 Plan, including its performance measures, be approved by our stockholders once every five years. The performance measures are presented in Section 2.8 of the 2007 Plan, which appears (as proposed to be amended) in Annex A to this Proxy Statement. The 2007 Plan, as proposed to be amended, is being submitted for approval by stockholders so that certain awards granted may qualify as “qualified performance-based compensation” under Section 162(m).

If the Company’s stockholders do not approve this 2007 Plan proposal, then the current share limits under, and other terms and conditions of, the 2007 Plan will continue in effect.

Summary Description of the 2007 Plan

The principal terms of the 2007 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2007 Plan, which appears (as proposed to be amended) as Annex A to this Proxy Statement.

Purpose

The purpose of the 2007 Plan is to provide an incentive for officers, other employees, prospective employees and directors of, and consultants to, the Company and its subsidiaries and affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in the service of the Company and its subsidiaries and affiliates.

Administration

The 2007 Plan will be administered and interpreted by the Compensation Committee. The Compensation Committee will have the authority (i) to exercise all of the powers granted to it under the 2007 Plan, (ii) to construe, interpret and implement the 2007 Plan and any award agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the 2007 Plan, (iv) to make all determinations necessary or advisable in administering the 2007 Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the 2007 Plan, (vi) to amend the 2007 Plan to reflect changes in applicable law, (vii) to determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares of Common Stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, canceled, forfeited or suspended, and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other awards or other property and other amounts payable with respect to an award may be deferred. All actions, interpretations and determinations made by the Compensation Committee shall be final and conclusive and binding.

Eligible Directors and Employees

The Compensation Committee may grant awards to directors, officers and other employees of the Company or a Related Entity (as defined in the 2007 Plan), including our subsidiaries. The Company anticipates that approximately 25 to 50 officers, directors and employees will be eligible to receive awards under the 2007 Plan.

Shares Subject to the 2007 Plan

As of December 31, 2010, the Company had 534,697 shares of Common Stock remaining for grant under the 2007 Plan. If this proposal to increase the number of shares available for grant under the 2007 Plan by 2,000,000 shares is approved by the Company’s stockholders, then the total number of shares of Common Stock reserved for issuance over the term of the 2007 Plan will increase from 1,000,000 shares to 3,000,000 shares. If any award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, shares of Common Stock are surrendered or withheld from any award to satisfy a grantee’s income tax withholding obligations, or shares of Common Stock owned by a grantee are tendered to pay the exercise price of options granted under the 2007 Plan, then the shares covered by such forfeited, terminated or canceled award or which are equal to the number of shares surrendered, withheld or tendered will again become available for issuance pursuant to awards granted or to be granted under the 2007 Plan. In the event of any change in the number of issued shares of Common Stock (or issuance of shares other than Common Stock) as a result of any forward or reverse share split, or share dividend, recapitalization, reclassification, merger, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Common Stock, the issuance of warrants or other rights to purchase shares of Common Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution, then the Compensation Committee will equitably adjust the number or kind of shares of Common Stock that may be issued under the 2007 Plan, and any or all of the terms of an outstanding award (including the number of shares of Common Stock covered by such outstanding award). In connection with any such adjustment, the Compensation Committee may provide for the cancellation of any outstanding awards in exchange for payment in cash or other property equal to the fair market value of the shares of Common Stock covered by such awards, reduced by the option or reference price, if any. The total number of shares of Common Stock as to which awards may be granted to any individual during any calendar year may not, subject to adjustment described above, exceed 500,000.

An award made under the 2007 Plan may be made in the form of an option, stock appreciation right, restricted stock, restricted stock unit, performance award and share unit or other stock-based award. Unless otherwise provided in an award agreement, no grantee of an award shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares.

Types of Awards

Stock Options and Stock Appreciation Rights

Options granted under the 2007 Plan may be either incentive stock options, or ISOs, under the provisions of Section 422 of the Internal Revenue Code, or the Code, or options that are not subject to the provisions of Section 422 of the Code, or Nonqualified Options. The Compensation Committee at its discretion determines the number of option shares, the term of the option, the exercise price, vesting schedule and any other terms and conditions. The exercise price per share of Common Stock covered by an option will not be less than the fair market value of a share of Common Stock on the date of grant. The Compensation Committee will determine the periods during which the options will be exercisable. However, no ISO will be exercisable more than 10 years after the date of grant. The Compensation Committee may impose restrictions, as it deems advisable on the shares acquired pursuant to the exercise of an option, including but not limited to requiring the recipient to hold the shares acquired pursuant to the exercise for a specified period of time. Payment of the exercise price of any option may be made (i) in cash (by certified check or as otherwise permitted by the Compensation Committee), (ii) to the extent specified in the individual award agreements, (A) by delivering shares of Common Stock that have been owned by the option holder for the requisite period necessary for the Company to avoid a charge to earnings, or (B) to the extent permitted by law, by such other method as the Compensation Committee may determine, including a cashless exercise procedure through a broker-dealer.

The 2007 Plan permits the award of stock appreciation rights, or SARs. Upon the exercise of a SAR, the holder will be entitled to receive an amount equal to (1) the excess of (a) the fair market value of a share of Common Stock on the exercise date of the SAR over (b) the exercise price of such right as set forth in the award agreement on the date of grant multiplied by (2) the number of shares of stock as to which the SAR is being exercised. Any payment with respect to a SAR will be made in Common Stock determined on the basis of the fair market value on the exercise date of the SAR or, alternatively, at the discretion of the Compensation Committee, solely in cash, or in a combination of cash and Common Stock. The Compensation Committee in its sole discretion determines the number of SARs, the term of the SARs, the exercise price, vesting schedule and any other terms and conditions.

Unless the applicable award agreement provides otherwise, in the event that the employment or service of a grantee with the Company and all Related Entities terminates for any reason other than “cause”, “disability” (each, as defined in the award agreement) or death, vested options and stock appreciation rights will remain exercisable until the date that is three months after such termination. The three-month period will be extended to the expiration of the option or stock appreciation in the event of a grantee’s death during such three-month period. Unless the applicable award agreement provides otherwise, in the event that the employment or service of a grantee with the Company and all Related Entities terminates on account of disability or death, vested options and stock appreciation rights will remain exercisable until the expiration date of the option or stock appreciation right. Unless the applicable award agreement provides otherwise, in the event of termination of a grantee’s employment or service for cause, vested options and stock appreciation rights will remain exercisable until the date that is thirty (30) days after such termination.

The Compensation Committee may determine that any outstanding stock options and SARs granted under the 2007 Plan will be canceled and terminated and that the holder of such options (and SARs not granted in connection with an option) may receive for each share of Common Stock subject to such award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Compensation Committee to be the fair market value of the Common Stock and the exercise price per share multiplied by the number of shares of Common Stock subject to such award.

Restricted Stock and Restricted Stock Units

The 2007 Plan authorizes awards of restricted stock and restricted stock units. The Compensation Committee will determine the terms and conditions of restricted stock awards, including the restriction period. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the 2007 Plan or the applicable award agreement. Unless the applicable award agreement provides otherwise, additional shares of Common Stock or other property distributed to the grantee in respect of shares of restricted stock, as dividends or otherwise, will be subject to the same restrictions applicable to such restricted stock. At the time of grant of restricted stock units, the Compensation Committee will specify the maturity date applicable to each such grant. On the maturity date, the Company will transfer to the grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Compensation Committee may instruct the Company to pay, in lieu of such shares, a cash amount equal to the number of such shares multiplied by the fair market value of a share on the date when shares would otherwise have been issued.

Performance Awards and Share Units

The Compensation Committee may grant performance awards in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock, in such amounts, and subject to such terms and conditions as the Compensation Committee may determine. The performance conditions and the length of the performance period will be determined by the Compensation Committee. To the extent a performance award is intended to satisfy the requirements for deductibility under Section 162(m) of the Code, the Compensation Committee will establish written performance criteria for the Company on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, which will be comprised of specified levels of one or more of the following performance criteria as the

Compensation Committee may deem appropriate: net income; return on average assets (“ROA”); cash ROA; return on average equity (“ROE”); cash ROE; earnings per share (“EPS”); cash EPS; stock price; efficiency ratio; and asset quality. The Compensation Committee will determine whether performance awards granted in the form of share units will be paid in cash, shares of Common Stock or a combination of cash and shares.

Other Stock-Based Awards

The 2007 Plan authorizes the Compensation Committee to grant other awards of stock and other awards that are valued in whole or in part by reference to, or payable on or otherwise based on Common Stock, or other stock-based awards.

Transferability

In general, no award may be assignable or transferable by the holder other than by will or by the laws of descent and distribution. However, the Compensation Committee or the Board may determine at the time of grant or thereafter that an award, other than an ISO or restricted stock, is transferable to a family member or to trusts established in whole or part for the benefit of the holder of such award and/or one or more immediate family members under circumstances and conditions specified by the Compensation Committee or the Board.

Change in Control

Except as otherwise provided in an applicable award agreement, the following will occur unless otherwise expressly provided for in the award agreement in the event of a Change in Control (as defined in the 2007 Plan): (1) any and all outstanding stock options and SARs granted under the 2007 Plan will become vested and immediately exercisable, (2) any restrictions on restricted stock and restricted stock units will lapse, and restricted stock units will become vested and immediately payable, (3) the Compensation Committee will immediately vest and pay out all cash-based awards and other stock-based awards, and (4) the Compensation Committee will have the ability to determine that all outstanding awards are canceled upon a Change in Control, and that the value of such awards, as determined by the Compensation Committee in accordance with the terms of the 2007 Plan and the award agreement, be paid out in cash, shares of Common Stock or other property within a reasonable time subsequent to the Change in Control.

Amendment and Termination

The Board of Directors may from time to time suspend, discontinue, revise or amend the 2007 Plan in any respect whatsoever, except that no such amendment may materially impair any rights or materially increase any obligations of the grantee under any award without the consent of the grantee. Stockholder approval of any amendment will be obtained to the extent necessary to comply with Section 422 of the Code or any other applicable law, regulation or stock exchange listing requirements.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under the 2007 Plan.

Incentive Stock Options. An optionee will not realize any taxable income upon the grant or the exercise of an ISO. However, the amount by which the fair market value of the shares covered by the ISO (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of our shares acquired by exercising an ISO within two years from the date of the grant of the ISO and within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the shares, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. The Company generally will not be entitled to an income tax deduction with respect to the grant or exercise of an ISO.

If any shares of our Common Stock acquired upon exercise of an ISO are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an ISO, we would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Nonqualified Options. An optionee will not realize any taxable income upon the grant of a Nonqualified Option. At the time the optionee exercises the Nonqualified Option, the amount by which the fair market value at the time of exercise of the shares covered by the Nonqualified Option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. The Company will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as capital gain or loss, short-term or long-term depending on the length of time the stock was held by the optionee before sale.

Stock Appreciation Rights. A grantee realizes no taxable income and the Company is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, the grantee will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and the Company will be entitled to a corresponding deduction. The grantee’s tax basis in the shares received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the grantee’s holding period for such shares will begin at that time. Upon sale of the shares received upon exercise of a SAR, the grantee will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the grantee’s tax basis in such shares.

Restricted Stock. A grantee of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the grantee as ordinary income. If a grantee of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A grantee has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a grantee of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the grantee of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. The Company will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the grantee.

Other Types of Awards. With respect to other awards under the 2007 Plan, generally when the grantee receives payment with respect to an award, the amount of cash and fair market value of any other property received will be ordinary income to the grantee, and the Company generally will be entitled to a tax deduction in the same amount.

We believe that compensation received by employees on the exercise of Nonqualified Options or the disposition of shares acquired upon the exercise of any ISOs will be considered performance-based compensation and thus not subject to the $1 million limit of Section 162(m) of the Code and may be deductible by the Company.

In the event that the exercisability or vesting of any option is accelerated due to a Change in Control, payments relating to the options (or a portion thereof), either alone or together with other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible to the Company.

Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers (other than the chief financial officer). However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, the Company’s ability to deduct compensation income generated in connection with the exercise of stock options granted under the 2007 Plan should not be limited by Section 162(m) of the Code. The 2007 Plan has been designed to provide flexibility with respect to whether restricted stock awards or other awards will qualify as performance-based compensation under Section 162(m) of the Code and therefore, be exempt from the deduction limit.

Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Restricted stock units and certain other awards which may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is the Company’s intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

On April 15, 2011, the closing price of the Company’s common stock on the Nasdaq Global Select Market was $3.82 per share.

New Plan Benefits

The number of awards (if any) that an individual may receive under the 2007 Plan is in the discretion of the Compensation Committee and therefore cannot be determined in advance.

Outstanding Awards

As of March 31, 2011, the following outstanding awards have been granted under the 2007 Plan to each of the named executive officers, each nominee for election as a director, all current executive officers as a group, all current directors who are not executive officers as a group and all other employees, respectively:

Name and Principal Position	Number of Shares Underlying Options/SARs	Number of Shares Underlying Restricted Stock Awards/Unit Awards
C. G. Kum	59,490	13,805
President and Chief Executive Officer
Romolo Santarosa	24,695	5,485
Senior Executive Vice President and Chief Operating Officer/Chief Financial Officer
Donald Macaulay	5,000	-
Executive Vice President and Manager of the Business Banking Division
Richard D. Aldridge	-	8,779
Director
Donald E. Benson	-	8,779
Director
John W. Birchfield	-	8,779
Director
Joseph N. Cohen	-	8,779
Director
Robert E. Gipson.	-	8,779
Director
Antoinette T. Hubenette, M.D.	-	8,779
Director
Thomas Tignino	-	8,779
Director
All executive officers as a group	128,915	26,655
All directors who are not executive officers as a group	-	64,660
All other employees	166,816	68,042

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth as of December 31, 2010 information regarding outstanding options and the number of shares available for future option grants under all of our equity compensation plans. All equity plans of FCB Bancorp, in addition to those of National Mercantile Bancorp and all outstanding option awards were assumed by First California in connection with the Mergers.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders (1)	737,410	$7.99	534,697
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	737,410	$7.99	534,697

(1)	Includes the First California 2007 Omnibus Equity Incentive Plan, FCFG FCB 2005 Stock Option Plan, FCFG 2005 NMB Stock Incentive Plan, FCFG Amended 1996 NMB Stock Incentive Plan.

Vote Required and Board of Directors Recommendation

Approval of the amendments to the 2007 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes are not considered entitled to vote on the subject matter and therefore reduce the number of votes needed for approval of the amendments to the 2007 Plan.

The Board of Directors unanimously recommends a vote “FOR” approval of the amendments to the First California 2007 Omnibus Equity Incentive Plan.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company engaged the independent registered public accounting firm of Moss Adams LLP as our principal independent auditor to audit our financial statements for the fiscal years ended December 31, 2009 and 2010, and the Board of Directors, upon recommendation of its Audit Committee, has ratified the appointment of Moss Adams LLP to serve as its independent auditor for the fiscal year ending December 31, 2011.  Representatives of Moss Adams LLP will be present at the Annual Meeting to answer questions and will have the opportunity to make a statement if they desire to do so.

We are asking our stockholders to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm.  Although ratification is not required by our by-laws or otherwise, the Board is submitting the appointment of Moss Adams LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent auditor and as a matter of good corporate practice.  In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent auditor, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Moss Adams LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2011.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent First California Financial Group, Inc. specifically incorporates this Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K filed with the SEC.

Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accountants are responsible for auditing those financial statements.

The Audit Committee’s responsibility is to monitor and review these processes and procedures. The Audit Committee has relied on the information provided and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with generally accepted accounting principles. The Audit Committee also relies on the opinions of the independent public accountants on the consolidated financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, its consultations and discussions with management and the independent public accountants do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are in fact “independent.”

The Audit Committee met and discussed with the independent public accountants the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61, as currently in effect. In addition, the Audit Committee has discussed with the independent public accountants their independence from the Company and has received the written letter from the independent public accountants as required by Public Company Accounting Oversight Board (PCAOB)  Rule 3526 (Communication with Audit Committees Concerning Independence) and the SEC.

The Audit Committee also met and discussed with the independent public accountants issues related to the overall scope and objectives of the audit, the Company’s internal controls and critical accounting policies, and the specific results of the audit. Management was present at all or some part of each of these meetings. Lastly, the Audit Committee met with management and discussed the engagement of Moss Adams LLP as the Company’s independent public accountants.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year 2010 filed with the SEC.

March 29, 2011

AUDIT COMMITTEE

John W. Birchfield, Chairman
Donald E. Benson
Joseph N. Cohen
Robert E. Gipson
Thomas Tignino

INFORMATION ABOUT FIRST CALIFORNIA COMMON AND PREFERRED STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table provides information as of March 31, 2011 regarding our Common Stock and our Series A Convertible Perpetual Preferred Stock, or Series A Preferred Stock, owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock or outstanding Series A Preferred Stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned. The Series A Preferred Stock is included in the table below; however, the Series A Preferred Stock is not entitled to vote at the Annual Meeting.

The Company also has issued and outstanding 25,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or Series B Preferred Stock.  All of the Series B Preferred Stock was issued to the United States Department of the Treasury, or the Treasury, on December 19, 2008 in connection with the Company's participation in the Treasury's Troubled Asset Relief Program - Capital Purchase Program, or TARP-CPP.  The Treasury is the beneficial owner of 100% of the issued and outstanding shares of Series B Preferred Stock, and therefore, no further disclosure with respect to the Series B Preferred Stock is contained in the table below.  The Series B Preferred Stock is not entitled to vote at the Annual Meeting.

Except as indicated, the address of each person listed below is c/o First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, California 91361.

Name of Beneficial Owners	Amount of Beneficial Ownership of Common Stock (1)	Approximate Percentage of Outstanding Shares	Amount of Beneficial Ownership of Series A Preferred Stock (2)	Approximate Percentage of Outstanding Series A Preferred Stock (2)
Directors and Executive Officers:
Richard D. Aldridge(3)(4)	1,431,450	5.07%	0	*
Donald E. Benson(5)	89,217	*	0	*
John W. Birchfield(4)(6)	1,481,786	5.25%	0	*
Joseph N. Cohen(7)	15,341	*	0	*
Robert E. Gipson(7)	60,499	*	0	*
Antoinette T. Hubenette(7)	17,716	*	0	*
Thomas Tignino(8)	26,836	*	0	*
C. G. Kum(9).	235,635	*	0	*
Romolo Santarosa(10)	60,099	*	0	*
Bradley R. Brown	-	*	0	*
Donald W. Macaulay(11)	12,000	*	0	*
Edmond Sahakian(12)	15,378	*	0	*
William Schack(13)	9,557	*	0	*
All directors and executive officers as a group (13 persons)(14)	2,948,822	10.45%	0	*

Greater than 5% stockholders not listed above:
James O. Pohlad(15)	1,066,107	3.78%	334	33.4%

Name of Beneficial Owners	Amount of Beneficial Ownership of Common Stock (1)	Approximate Percentage of Outstanding Shares	Amount of Beneficial Ownership of Series A Preferred Stock (2)	Approximate Percentage of Outstanding Series A Preferred Stock (2)
Robert C. Pohlad(15)	1,066,107	3.78%	333	33.3%
William M. Pohlad(15)	1,066,107	3.78%	333	33.3%
Donald E. Benson(5)	89,217	*	0	*
Total Pohlad Family	3,198,321	11.34%	1,000	100%

*	Represents less than 1%.

(1)
Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of March 31, 2011 and shares of restricted Common Stock are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. Unless otherwise noted in a footnote to this table, the number of shares reflected in the table includes shares held by or with such person’s spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); shares held as custodian for minor children; or shares held in an Individual Retirement Account or pension plan as to which such person has pass-through voting rights and investment power.

(2)	Each share of Series A Preferred Stock is convertible into a number of shares of Common Stock equal to the liquidation preference of $1,000 and any accumulated dividends thereon, divided by 5.63.

(3)
This figure includes 52,469 shares held by the Brian J. Aldridge 1991 Trust and 70,180 shares held by the Tenisha M. Aldridge 1991 Trust, of which Lynda J. Aldridge, the spouse of Richard Aldridge, is the sole trustee and 180,982 shares held by the Aldridge Family Trust of which Richard D. Aldridge is the sole trustee.  Includes 17,009 shares that may be acquired within 60 days of March 31, 2011 upon exercise of stock options, 1,765 shares of restricted Common Stock which vest in three equal annual installments beginning on March 19, 2009, 3,045 shares of restricted Common Stock which vest in three equal annual installments beginning on February 25, 2010 and 3,969 shares of restricted Common Stock which vest in three equal annual installments beginning on March 16, 2012.

(4)
This figure includes 506,692 shares held in entities for which Richard D. Aldridge and John W. Birchfield are co-trustees, each having full voting rights over the entire block of shares. The 506,692 shares are held as follows: 300,000 shares are held by Banyon LLC, 51,673 shares are held in the James O. Birchfield 1995 Trust FBO Shane O. Birchfield, 51,673 shares are held in the James O. Birchfield 1995 Trust FBO Garrett W. Birchfield, 51,673 shares are held in the James O. Birchfield 1995 Trust FBO Tenisha M. Fitzgerald, and 51,673 shares are held in the James O. Birchfield 1995 Trust FBO Brian J. Aldridge.

(5)
This figure includes 1,765 shares of restricted Common Stock which vest in three equal annual installments beginning on March 19, 2009, 3,045 shares of restricted Common Stock which vest in three equal annual installments beginning on February 25, 2010 and 3,969 shares of restricted Common Stock which vest in three equal annual installments beginning on March 16, 2012.  64,187 of these shares have been pledged as security in a Merrill Lynch Margin Account.

(6)
This figure includes 66,234 shares held by the Shane O. Birchfield Trust, 43,893 shares held by the Garrett W. Birchfield Trust and 180,981 shares held by the John W. Birchfield Trust of which John W. Birchfield is the sole trustee. This figure also includes 15,815 shares that may be acquired within 60 days of April 22, 2010 upon exercise of stock options, 1,765 shares of restricted Common Stock which vest in three equal annual installments beginning on March 19, 2009, 3,045 shares of restricted Common Stock which vest in three equal installments beginning on February 25, 2010 and 3,969 shares of restricted Common Stock which vest in three equal annual installments beginning on March 16, 2012.

(7)
Includes 1,250 shares that may be acquired within 60 days of March 31, 2011 upon exercise of stock options, and 1,765 shares of restricted Common Stock which vest in three equal annual installments beginning on March 19, 2009, 3,045 shares of restricted Common Stock which vest in three equal annual installments beginning on February 25, 2010 and 3,969 shares of restricted Common Stock which vest in three equal annual installments beginning on March 16, 2012.

(8)
Includes 1,765 shares of restricted Common Stock which vest in three equal annual installments beginning on March 19, 2009, 3,045 shares of restricted Common Stock which vest in three equal annual installments beginning on February 25, 2010 and 3,969 shares of restricted Common Stock which vest in three equal annual installments beginning on March 16, 2012.

(9)
Includes 160,289 shares that may be acquired within 60 days of March 31, 2011 upon exercise of stock options and 13,805 shares of restricted Common Stock which vest in five equal annual installments beginning on February 25, 2010.

(10)
Includes 49,629 shares that may be acquired within 60 days of March 31, 2011 upon exercise of stock options and 5,485 shares of restricted Common Stock which vest in five equal annual installments beginning on February 25, 2010.

(11)	Includes 2,000 shares that may be acquired within 60 days of March 31, 2011 upon exercise of stock options.

(12)
Includes 10,828 shares that may be acquired within 60 days of March 31, 2011 upon exercise of stock options and 4,200 shares of restricted Common Stock which vest in five equal annual installments beginning on February 25, 2010.

(13)
Includes 6,392 shares that may be acquired within 60 days of March 31, 2011 upon exercise of stock options and 3,165 shares of restricted Common Stock which vest in five equal annual installments beginning on February 25, 2010.

(14)
The 506,692 shares beneficially owned by each of Richard D. Aldridge and John W. Birchfield, in their capacities as co-trustees of the entities discussed in footnote (4) above, are included only once for purposes of this figure.

(15)	The business address is 60 South Sixth Street, Suite 3800, Minneapolis, Minnesota 55402.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s equity securities with the SEC.  Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports that they file.  Based solely on a review of the copies of such reports received by the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with and filed in a timely manner during 2010.

EXECUTIVE OFFICERS

Executive Officers

The table below sets forth our current executive officers, their ages as of March 31, 2011, and their positions.

Name	Age	Position
C. G. Kum	56	Director, President and Chief Executive Officer of the Company and the Bank
Romolo C. Santarosa	54	Senior Executive Vice President, Chief Operating Officer/Chief Financial Officer of the Company and the Bank
Bradley R. Brown	46	Executive Vice President and Chief Audit Executive and Chief Risk Officer of the Bank
Donald W. Macaulay	61	Executive Vice President and Manager of the Business Banking Division of the Bank
Edmond R. Sahakian	47	Executive Vice President and Manager of the Retail Banking Division of the Bank
William A. Schack	48	Executive Vice President and Chief Credit Officer of the Bank

As used throughout this Proxy Statement, the term “executive officer” means our President and Chief Executive Officer, our Senior Executive Vice President and Chief Operating Officer/Chief Financial Officer, our Executive Vice President and Manager of the Retail Banking Division, our Executive Vice President and Chief Audit Officer/Chief Risk Officer, our Executive Vice President and Chief Credit Officer and our Executive Vice President, Manager of the Business Banking Division. Our Chairman of the Board, Corporate Secretary and other Vice Presidents are not executive officers.

Biographical Information Regarding Our Executive Officers

C. G. Kum, Director, President and Chief Executive Officer.  Mr. Kum was appointed to his position as the President and the Chief Executive Officer of First California Bank (formerly known as Camarillo Community Bank) on September 1, 1999. Under his leadership, the Bank grew from total assets of $100 million and two branches in 1999, to total combined assets of $1.5 billion and 18 branches of First California as of December 31, 2010.

Prior to First California Bank, Mr. Kum served as Executive Vice President and Chief Credit Officer of City Commerce Bank from 1993 to 1999.  From 1987 to 1993, Mr. Kum served as Vice President and Division Manager of Special Projects Division for Colorado National Bank and he held the title of Regional Vice President and Manager of Asset Quality Administration for United Banks of Colorado from 1984 until 1987.  Mr. Kum began his banking career in 1977 as a corporate banking trainee with Bank of California in San Francisco, California.

 Mr. Kum is a graduate of the University of California at Berkeley and received his Master’s Degree in Business Administration from Pepperdine University. Mr. Kum also is a graduate of Stonier Graduate School of Banking. He was President of the Board of Directors of Community Bankers of California, an association of California community bank presidents, for the fiscal year 2005-06.  Mr. Kum currently serves on the government relations council for the American Bankers Assocation and is a board member of the California Bankers Association and Ventura County Council, Boy Scouts of America.

Romolo C. Santarosa, Senior Executive Vice President and Chief Operating Officer/Chief Financial Officer. Mr. Santarosa joined First California Bank in November 2002 as Executive Vice President and Chief Financial Officer responsible for finance, accounting, investor relations, technology and bank operations.  In March 2011, Mr. Santarosa was promoted to his current position of Senior Executive Vice President and Chief Operating Officer/Chief Financial Officer.  Mr. Santarosa has been an integral part of the Bank’s growth and success in the past nine years.

Prior to joining First California Bank, Mr. Santarosa held senior and executive positions at other banking institutions in Connecticut and Southern California.  Before banking, Mr. Santarosa worked in public accounting with Price Waterhouse with a focus in banking, insurance and venture capital clients.

Mr. Santarosa received his bachelor's degree in accounting from Ithaca College and is a certified public accountant in New York and Connecticut. In addition, he is a member of the American Institute of CPA’s, the California State Society of CPA’s and a Director of Data Center, Inc., a full-service bank technology company, also serving as a member of its Audit, Compensation and Governance Committees.

Bradley R. Brown, Executive Vice President and Chief Audit Executive and Chief Risk Officer.  Mr. Brown joined First California Bank in March 2010 as Executive Vice President and Chief Risk Officer.

Prior to joining First California Bank, Mr. Brown was Executive Vice President and Chief Audit Executive and Chief Risk Officer of Pacific Capital Bancorp.  Mr. Brown joined Pacific Capital Bancorp in 1992 as an audit officer and was promoted to Senior Vice President and Director of Internal Audit in 1999.  He began his banking career in 1988 at Manufacturers Bank, Los Angeles in the internal audit department.

Mr. Brown received his bachelor’s degree in business administration from University of Wisconsin-Eau Claire and is a graduate of the BAI Graduate School of Banking and the ABA Graduate School of Compliance Management. Mr. Brown is a Certified Internal Auditor, Certified Bank Auditor, Certified Financial Services Auditor and a Certified Risk Professional.

Donald W. Macaulay, Executive Vice President and Manager of the Business Banking Division.  Mr. Macaulay joined First California Bank in January 2009 as Executive Vice President and Manager of the Business Banking Division.

Prior to joining First California Bank, Mr. Macaulay served as senior vice president/business banking manager at Community West Bank from 2005 through 2009 and also held management positions with Union Bank from 2003 until 2005.  Preceding those positions, Mr. Macaulay was an area president at First Community Bancshares managing the Virginia and North Carolina Markets and was also an area president for South Trust Bank managing the west coast region of Florida.  Mr. Macaulay began his banking career at Cape Cod Bank and Trust in Massachusetts, where he assumed positions of increasing responsibilities, including regional loan manager.

Mr. Macaulay received his bachelor’s degree in business administration from Bryant University in Rhode Island and is a graduate of the Williams College School of Banking, the National Commercial Lending School and the Commercial Lending Graduate School.

Edmond R. Sahakian, Executive Vice President and Manager of the Retail Banking Services Division.  Mr. Sahakian joined First California Bank in 2004 as the Division Manager of the Retail Banking Services Division.  He is currently responsible for ensuring outstanding client services at First California Bank’s 19 branches, the banking resources call center, the marketing department, quality assurance and homeowners association services.

Prior to First California Bank, Mr. Sahakian held management positions with California Federal Bank and Countrywide Homes Loans from 1997 to 2001.  In 2001, Mr. Sahakian rejoined California Federal Bank and served as a Vice President during their subsequent acquisition in 2002 by Citibank.  Mr. Sahakian led the successful integration efforts for the Central Coast Region for Citibank.  He began his banking career with Home Savings of American in 1986 where he progressed to the position of Vice President Retail Banking Manager until 1997.

 Mr. Sahakian received his bachelor’s degree from California State University, Northridge and is a graduate of the Pacific Coast Banking School at the University of Washington. Mr. Sahakian is active in serving the needs of our communities and is a director for the non-profit Community Conscience/ Under One Roof that provides support to numerous social services organizations in the Conejo Valley that serves the low and moderate income residents of our community. He also volunteers his time to teach financial literacy to children in our communities.

William A. Schack, Executive Vice President and Chief Credit Officer.  Mr. Schack joined First California Bank in 2005 as senior vice president of credit administration and was promoted to Chief Credit Officer in 2009.  In March 2011, Mr. Schack was promoted to his current position of Executive Vice President.

Prior to joining First California Bank, Mr. Schack most recently served as managing director and deputy chief credit officer of Imperial Capital Bank.  Preceding that position, Mr. Schack was senior vice president and chief credit officer at First Bank of Beverly Hills where he was subsequently promoted to chief operating officer and chief financial officer.  Mr. Schack also held various management positions at First Los Angeles Bank and at Western Federal Savings Bank with responsibilities in special assets and credit administration.  Mr. Schack began his banking career as an internal auditor for Crocker National Bank, followed by several years as a senior examiner for the Office of Thrift Supervision.

 Mr. Schack received his bachelor’s degree from the University of California, Los Angeles, and his MBA from the University of Southern California.

PROPOSAL 4

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009, or the ARRA, requires the Company, during the period in which any obligation arising from the Company’s participation in the TARP-CPP remains outstanding, to submit to the Company’s stockholders a non-binding vote on the compensation of the Company’s executive officers, as described in the section entitled “Executive Compensation” below, including the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this Proxy Statement.

This proposal, commonly known as a “say-on-pay proposal”, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program.  Accordingly, stockholders of the Company are being asked to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders of First California Financial Group, Inc. hereby approve the compensation of executive officers as described under the heading “Executive Compensation,” including the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure, in this Proxy Statement.”

This vote will not be binding on the Board of Directors and will not be construed as overruling a decision by the Board nor will it create or imply any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

In voting to approve the above resolution, stockholders may vote “FOR” the resolution, “AGAINST” the resolution or “ABSTAIN” from voting.  This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting.  On this matter, abstentions will have no effect on the voting. The Board of Directors believes that the compensation practices of the Company are designed to accomplish the objectives of the Compensation Committee’s compensation philosophy, and are appropriately aligned to the long-term success of the Company and the interests of its stockholders.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of the Named Executive Officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains summary compensation information for the fiscal years ended December 31, 2010 and 2009 with respect to (i) C. G. Kum, our President and Chief Executive Officer, and (ii) Romolo Santarosa and Donald Macaulay, our two other most highly compensated executive officers for the year ended December 31, 2010.  Such executive officers are referred to in this item as the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	StockAwards($)(1)	Option Awards ($)(1)	Non-equityIncentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
C. G. Kum, President and Chief Executive Officer	2010	$433,125	-	-	-	-	-	$102,072	$535,197
	2009	$432,266	-	$68,059	$68,450	-	-	$98,718	$667,493
Romolo Santarosa, Senior Executive Vice President and Chief Operating Officer/Chief Financial Officer	2010	$246,881	-	-	-	-	-	$54,889	$301,770
	2009	$246,391	-	$27,041	$27,039	-	-	$51,672	$352,143
Donald Macaulay, Executive Vice President and Manager of the Business Banking Division	2010	$215,000	-	-	-	-	-	$25,326	$240,326
	2009	$204,526	-	-	$10,441	-	-	$23,234	$238,201

(1)
Amounts shown in this column were granted in the year noted but earned in respect of the preceding year, except for Mr. Macaulay. Mr. Macaulay’s grant was on date of hire. The amounts shown in this column represent the fair value of stock and option awards issued during the year(s) shown. The assumptions made in calculating these values are disclosed in Note 16 of our Consolidated Financial Statements included in our 2010 Form 10-K.

(2)	This column represents the interest earnings and distributions for the fiscal year on compensation that is deferred on a basis that is not tax-qualified.

(3)
The amounts reflect for each named executive officer (1) matching contributions made by the Company pursuant to its 401(k) Plan, (2) the economic benefit reported as income to each named executive officer attributable to the split-dollar life insurance policies owned by the Company with respect to such named executive officer, (3) premiums associated with group term life insurance and health insurance policies, and (4) the incremental cost of perquisites including the value of the monthly amounts paid to the named executive officers for the use of personally owned automobiles and the amounts paid by the Company on behalf of each named executive officer with respect to club memberships and overnight lodging. This column also includes the total annual change in the accrued liability balance established with respect to the benefit obligation associated with the post-retirement salary continuation agreement of each named executive officer.  For 2010, these amounts were: C. G. Kum, $67,602; and Romolo Santarosa, $29,842. For 2009, these amounts were: C. G. Kum, $58,805; and Romolo Santarosa, $26,352. See “Employment Agreements and Other Factors Affecting 2010 Compensation” below for more information on the salary continuation agreements.

Employment Agreements and Other Factors Affecting 2010 Compensation

Modification of Compensation Arrangements as a Result of TARP-CPP

In connection with the Company's participation in TARP-CPP, the Company's named executive officers have entered into written agreements with the Company pursuant to which they have agreed to certain modifications to compensation, bonus, incentive and other benefit plans, arrangements, agreements, including severance and employment agreements, which we refer to as Benefit Plans.  The modification to the Benefit Plans are intended to comply with the requirements for executive compensation set forth in the Emergency Economic Stabilization Act of 2008, or EESA, pursuant to which TARP-CPP was authorized.  These agreements modify Benefit Plans in the following ways:  (1) the payment of golden parachutes to the named executive officers is prohibited; (2) any bonus and incentive compensation paid to a named executive officer is subject to recovery or "clawback" by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria; and (3) compensation incentives for named executive officers to take unnecessary and excessive risks that threaten the value of the Company are prohibited.

In addition, EESA, as subsequently amended by ARRA in February 2009, imposes additional limitations on executive compensation which will apply for so long as any obligation arising from the Company's participation in TARP-CPP remains outstanding. The following are some key features of the executive compensation restrictions in ARRA and the Treasury Regulations issued thereunder:

•
ARRA prohibits bonus and similar payments to top employees.  ARRA prohibits the payment or any accrual of any “bonus, retention award, or incentive compensation” to the Company’s “most highly-compensated employee” for so long as any obligation arising from the Company's participation in TARP-CPP remains outstanding.  The prohibition does not apply to certain long-term restricted stock grants or bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009.  The “most highly-compensated employee” is identified in accordance with the SEC proxy disclosure rules.

•
Limited amount of restricted stock excluded from bonus prohibition.  “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all TARP-CPP-related obligations have been satisfied, and any other conditions which the U.S. Treasury may specify have been met.

•
Shareholder “say-on-pay” vote required.  ARRA requires every company receiving TARP-CPP assistance to permit a non-binding shareholder vote to approve the compensation of executives as disclosed in the Company’s Proxy Statement.  ARRA directs the SEC to adopt regulations within 1 year to implement say-on-pay.  The Company has included a “say-on-pay” proposal as Proposal 3 in this Proxy Statement.

•
Stricter restrictions on “golden parachute” payments.  EESA generally limited “golden parachute” payments to senior executives to three times the executives’ base compensation.  ARRA generally prohibits any acceleration of vesting or payment to a senior executive officer or any of the next five most highly-compensated employees upon termination of employment for any reason or due to a change in control for as long as any TARP-CPP-related obligations remain outstanding.

•
Broader bonus clawback requirements.  EESA required TARP-CPP-participating companies to recover any bonus or other incentive payment paid to a senior executive officer on the basis of materially inaccurate financial or other performance criteria.  ARRA extends this recovery requirement to the next 20 most highly-compensated employees in addition to the senior executive officers.

•
Prohibition on compensation plans that “encourage” earnings manipulation.  ARRA prohibits TARP-CPP participants from implementing any compensation plan that would encourage manipulation of the reported earnings to enhance the compensation of any of its employees.

•
Board compensation committee required.  ARRA requires TARP-CPP participants to establish a board compensation committee and requires the committee to meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk to us posed by such plans.

•
New reporting and certification requirements.  ARRA requires the CEO and CFO of any publicly-traded TARP-CPP-participating company to provide a written certification of compliance with the executive compensation restrictions in ARRA in the Company’s annual filings with the SEC (i.e. in its Annual Report on Form 10-K or Proxy Statement).

•
Policy on luxury expenditures.  ARRA requires each TARP-CPP-participating company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.

•
Treasury review of prior payments.  ARRA directs the U.S. Treasury to review bonuses, retention awards and other compensation paid to the senior executive officers and the next 20 most highly-compensated employees of each company receiving TARP-CPP assistance before ARRA was enacted, and to “seek to negotiate” with the TARP-CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with TARP-CPP or otherwise in conflict with the public interest.

In addition to the above requirements, ARRA adopts and continues two requirements from EESA essentially unchanged:

•	$500,000 annual deduction limit. Like EESA, ARRA prohibits TARP-CPP participants from deducting for tax purposes annual compensation paid to senior executive officers in excess of $500,000.

•
No excessive risks.  Like EESA, ARRA requires the U.S. Treasury to implement limits on compensation that exclude incentives for senior executive officers of a TARP-CPP-participating company to take unnecessary and excessive risks that threaten the value of the company for as long as any TARP-CPP-related obligation remains outstanding.  ARRA requires semi-annual compensation committee review and certification of the risk characteristics of a company’s incentive compensation arrangements.

The Company has already implemented the requirements of EESA and ARRA.

Employment Arrangements with C. G. Kum

The following is a description of all written employment arrangements between the Company and C. G. Kum.  All such written agreements entered into prior to June 2006 were assumed by First California in connection with the Mergers.

Salary Continuation Agreement with C. G. Kum.  In March 2003, First California Bank entered into a salary continuation agreement with Mr. Kum, which was subsequently amended in December 2008.  Upon retirement at or after age 65 for reasons other than death, the agreement provides for a maximum annual benefit of $160,471 paid in equal monthly installments, which will be paid over the lesser of 17 years or such shorter period of time based upon the number of years that Mr. Kum is employed by the Bank prior to normal retirement.  If Mr. Kum leaves the Bank’s employ by virtue of early voluntary retirement (prior to attaining age 65) or is terminated “for cause” (as defined in the agreement), he will not be eligible for a benefit under the agreement.  In the event Mr. Kum leaves the Company’s employ by virtue of death (either prior or subsequent to retirement), involuntary termination (without cause), disability or, under certain circumstances, a change in control, he will receive partial benefits under the agreement.  The amount to be paid under the agreement to Mr. Kum in the event of early involuntary termination is determined based on the year in which termination occurs, and is to be paid in one lump sum by the Company within 30 days following the termination of employment.  Upon Mr. Kum’s termination of employment due to disability, Mr. Kum will receive a specified amount determined based on the year in which the disability occurs, which is to be paid as an annual benefit for a period of 17 years.  Upon a change in control, followed within 12 months by Mr. Kum’s termination of employment for reasons other than death, disability or retirement, Mr. Kum will receive a lump sum amount of $1,488,723 within 30 days following the termination of employment.

The salary continuation agreement is an unfunded arrangement, which means that Mr. Kum has no rights under the agreement beyond those of a general creditor of the Company, and there are no specific assets set aside by the Company in connection with the establishment of the agreement.  The salary continuation agreement is not an employment contract.  While receiving benefits under the agreement, Mr. Kum may not serve as an employee, officer or director of, or serve as a consultant or advisor to, any financial institution that has its headquarters or any branch office within the County of Ventura or the County of Santa Barbara, California.

Split Dollar Agreement with C. G. Kum.  First California Bank also entered into split-dollar life insurance agreements with Mr. Kum in March 2003, which was subsequently amended in December 2008 and again in December 2009.  In connection with that agreement, First California Bank acquired life insurance policies with respect to Mr. Kum.  Pursuant to the terms of that agreement, the Company owns the insurance policies, is entitled to the cash value of the policies and is responsible for paying the associated premiums.  Upon Mr. Kum’s death while employed by the Company, or after termination of employment by reason of retirement at age 65 or subsequent to a change-in-control, a beneficiary designated by Mr. Kum is entitled to receive a minimum of $1.5 million and a maximum of $2.0 million of the total proceeds, with the Company entitled to the balance.  The Bank paid an aggregate premium in 2002 amounting to $1.4 million for these policies. At December 31, 2010, the cash surrender value of the policies was $1.9 million and the total death benefit was $4.2 million.

Employment Agreement with C. G. Kum.  Concurrently with execution of the Merger Agreement on June 15, 2006, First California and Mr. Kum entered into an employment agreement that provides that Mr. Kum would serve First California as Chief Executive Officer commencing with the closing of the Mergers.  Pursuant to the employment agreement, Mr. Kum receives an annual base salary of $375,000 (subject to review and increase commencing in 2008) and a bonus based on First California’s net earnings, with the total bonus not to exceed 150% of the base salary.  Additionally, Mr. Kum was granted an option to purchase 100,000 shares of First California Common Stock on Mr. Kum’s start date with an exercise price equal to the fair market value on the date of grant.  Either First California or Mr. Kum may terminate his employment at any time with or without “cause” (as defined in the employment agreement).  If First California terminates his employment without cause, Mr. Kum will be entitled to 18 months of health insurance coverage and severance, as follows: the severance will be 50% of his then current salary if at least 70% of the Board members vote for such termination; if less than 70% of the Board members vote for such termination, the severance will be 150% of his then current salary plus 150% of the average of his bonuses for the two preceding years. If within 18 months following a change in control, Mr. Kum’s employment is terminated without cause or he terminates his employment for “good reason” (as defined in the employment agreement), Mr. Kum will receive the greater of two times his then current salary or 2.99 times his average salary and bonus over the prior five years, provided that in no event can the payment exceed the golden parachute limitation under Section 280G of the Internal Revenue Code.

Employment Arrangements for Romolo Santarosa

The following is a description of all written employment arrangements between the Company and Romolo Santarosa.  All such written agreements entered into prior to June 2006 were assumed by First California in connection with the Mergers.

Salary Continuation Agreement with Romolo Santarosa.  In May 2006, First California Bank entered into a salary continuation agreement with Mr. Santarosa, which was subsequently amended in December 2008.  Upon retirement at or after age 65 for reasons other than death, the agreement provides for an annual benefit of $85,000, which will be paid over the lesser of 15 years or such shorter period of time based upon the number of years that Mr. Santarosa is employed by the Bank prior to normal retirement.  If Mr. Santarosa leaves the Company’s employ by virtue of early voluntary retirement (prior to attaining age 65) or is terminated “for cause” (as defined in the agreement), he will not be eligible for a benefit under the agreement.  In the event Mr. Santarosa leaves the Company’s employ by virtue of death (either prior or subsequent to retirement), involuntary termination (without cause), disability or, under certain circumstances, a change in control, he will receive partial benefits under the agreement.  The amount to be paid under the agreement to Mr. Santarosa in the event of early involuntary termination is determined based on the year in which termination occurs, and is to be paid in one lump sum by the Company within 30 days following the termination of employment.  Upon Mr. Santarosa’s termination of employment due to disability, Mr. Santarosa will receive a specified amount determined based on the year in which the disability occurs, which is to be paid as an annual benefit for a period of 15 years.  Upon a change in control, followed within 12 months by Mr. Santarosa’s termination of employment for reasons other than death, disability or retirement, Mr. Santarosa will receive a lump sum amount of $578,967 within 30 days following the termination of employment.

The salary continuation agreement is an unfunded arrangement, which means that Mr. Santarosa has no rights under the agreement beyond those of a general creditor of the Company, and there are no specified assets set aside by the Company in connection with the establishment of the agreement.  The salary continuation agreement is not an employment contract.  While receiving benefits under the agreement, Mr. Santarosa may not serve as an employee, officer or director of, or serve as a consultant or advisor to, any financial institution that has its headquarters or any branch office within the County of Ventura or the County of Santa Barbara, California.

Split Dollar Agreement with Romolo Santarosa.  First California Bank also entered into split-dollar life insurance agreements with Mr. Santarosa in July 2003 and May 2006, which was subsequently amended in December 2008.  In connection with these agreements, First California Bank acquired life insurance policies with respect to Mr. Santarosa.  Pursuant to the terms of those agreements, the Company owns the insurance policies, is entitled to the cash value of the policies and is responsible for paying the associated premiums.  Pursuant to the terms of one of the split-dollar life insurance agreements, upon Mr. Santarosa’s death while employed by the Company, or after termination of employment by reason of retirement at age 65 or subsequent to a change-in-control, a beneficiary designated by Mr. Santarosa is entitled to receive $850,000 of the total proceeds, with the Company entitled to the balance.  Under the other split-dollar life insurance agreement, a beneficiary designated by Mr. Santarosa will receive $400,000 upon Mr. Santarosa’s death while employed by the Company, with a reduced death benefit upon termination of Mr. Santarosa’s employment with the Company by any reason other than disability.  The Bank paid aggregate premiums in 2002 and 2006 amounting to $673,000 for these policies. At December 31, 2010, the cash surrender value of the policies was $847,000 and the total death benefit was $2.2 million.

Change of Control Agreement with Romolo Santarosa.  The Company also entered into a change of control agreement with Mr. Santarosa in December 2009. The principal terms of the change in control agreement include the payment of two times Mr. Santarosa’s average annual compensation, including base salary and bonus, over the prior three years in the event he is terminated without cause or he terminates his employment for good reason within the twelve-month period following a change in control of the Company. The amount of the change in control payments is subject to reduction to the extent such amount is subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986. In addition, these change in control benefits are subject to the limitations imposed upon the Company under Section 111(b) of EESA, as amended by ARRA. EESA prohibits the payment of any golden parachute benefits to the Company’s senior executive officers and its next five most-highly compensated employees for so long as any obligation owed to the Treasury that arises from any financial assistance to the Company from Treasury under TARP-CPP remains outstanding. The Treasury currently holds 25,000 shares of our Series B Preferred Stock and a warrant to purchase 599,042 shares of our Common Stock, each issued under TARP-CPP.

Employment Arrangements for Donald Macaulay

The following is a description of all written employment arrangements between the Company and Donald Macaulay.

Change of Control Agreement with Donald Macaulay.  The Company entered into a change of control agreement with Mr. Macaulay in December 2009. The principal terms of the change in control agreement include the payment of 1.5 times Mr. Macaulay’s average annual compensation, including base salary and bonus, over the prior three years in the event he is terminated without cause or he terminates his employment for good reason within the twelve-month period following a change in control of the Company. The amount of the change in control payments is subject to reduction to the extent such amount is subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986. In addition, these change in control benefits are subject to the limitations imposed upon the Company under Section 111(b) of EESA, as amended by ARRA. EESA prohibits the payment of any golden parachute benefits to the Company’s senior executive officers and its next five most-highly compensated employees for so long as any obligation owed to the Treasury that arises from any financial assistance to the Company from Treasury under TARP-CPP remains outstanding. The Treasury currently holds 25,000 shares of our Series B Preferred Stock and a warrant to purchase 599,042 shares of our Common Stock, each issued under TARP-CPP.

Holdings of Previously Awarded Equity

Outstanding Equity Awards at Fiscal Year End

Prior to the Mergers, National Mercantile had three outstanding equity incentive plans: the National Mercantile Bancorp 2005 Stock Incentive Plan, the Amended 1996 Stock Incentive Plan and the 1994 Stock Option Plan. Prior to the Mergers, FCB Bancorp had the FCB Bancorp 2005 Stock Option Plan.  Equity awards held immediately prior to the completion of the Mergers by Mr. Kum and Mr. Santarosa were issued under the FCB Bancorp 2005 Stock Option Plan. The plans are described below. All outstanding equity incentive plans were assumed by First California in connection with the Mergers.  At the effective time of the Mergers, each outstanding option to purchase shares of National Mercantile, vested or unvested, was converted into an option to acquire an equal number of shares of First California Common Stock at an exercise price per share equal to the exercise price per share of such National Mercantile option, and each outstanding option to purchase shares of FCB Bancorp, vested or unvested, was converted into an option to acquire a number of shares of First California Common Stock equal to the product of (i) the number of shares of FCB Bancorp common stock subject to the FCB Bancorp option plan immediately prior to the effective time of the Mergers and (ii) the exchange ratio of 1.7904 at an exercise price per share adjusted by the exchange ratio.

At December 31, 2010, the outstanding awards under these plans consisted of both stock options and restricted stock.  At December 31, 2010, the number of shares of Common Stock to be issued upon exercise of outstanding options granted pursuant to these plans was 737,410 shares, and the number of shares of Common Stock remaining available for future issuance under these plans was 534,697 shares.

The following table sets forth the outstanding equity awards consisting solely of stock options to purchase shares of First California held by each of the named executive officers as of December 31, 2010.

2010 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
	Number of	Number of				Number of	Market value of
	Securities	Securities				shares or units	shares or units
	Underlying	Underlying				of stock	of stock
	Unexercised	Unexercised		Option		that have	that have
	Options (#)	Options (#)		Exercise	Expiration	not vested	not vested
Name	Exercisable	Unexercisable		Price ($)	Date	(#) (8)	($)

C. G. Kum	17,904	0		$6.28	6/19/2011	11,044	$30,923.20
	16,114	0		$11.31	4/23/2012
	17,904	0	(4)	$11.73	4/14/2011
	11,936	5,968	(2)	$11.73	3/1/2014
	33,334	66,666	(1)	$9.00	3/12/2015
	9,000	13,500	(6)	$6.75	6/18/2016
	7,398	29,592	(3)	$4.93	2/25/2017

Romolo Santarosa	1,790	0		$6.28	6/19/2011	4,388	$12,286.40
	8,057	0		$11.31	4/23/2012
	8,952	0	(4)	$11.73	4/14/2011
	5,968	2,984	(2)	$11.73	3/1/2014
	12,000	8,000	(5)	$9.00	6/6/2015
	4,000	6,000	(6)	$6.75	6/18/2016
	2,939	11,756	(3)	$4.93	2/25/2017

Donald Macaulay	1,000	4,000	(7)	$5.90	1/28/2017	0	$-

(1)
Stock option vests in three equal annual installments beginning on March 12, 2010.  This stock option was repriced on June 18, 2008 from an exercise price of $13.10 per share to $9.00 per share; all other terms of the stock option remained the same.  The closing price of the Common Stock on June 18, 2008 was $7.90 per share.

(2)	Stock option vests in three equal annual installments beginning on March 1, 2009.
(3)	Stock option vests in five equal annual installments beginning on February 25, 2010.
(4)	Stock option vested on April 14, 2010.
(5)
Stock option vests in five equal annual installments beginning on June 6, 2008.  This stock option was repriced on June 18, 2008 from an exercise price of $12.27 per share to $9.00 per share; all other terms of the stock option remained the same.  The closing price of the Common Stock on June 18, 2008 was $7.90 per share.

(6)	Stock option vests in five equal annual installments beginning on June 18, 2009.
(7)	Stock option vests in five equal annual installments beginning on January 28, 2010.
(8)	Restricted stock vests in five equal annual installments beginning on February 25, 2010.

Description of Stock Incentive Plans

The following is a description of First California’s stock incentive plans for which stock options and restricted stock granted under such plans were outstanding at December 31, 2010, other than the First California 2007 Omnibus Equity Incentive Plan, which was described above under Proposal 2.  No stock awards were issued during 2010.

First California Financial Group, Inc. 2005 NMB Stock Incentive Plan (formerly known as the National Mercantile Bancorp 2005 Stock Incentive Plan)

The National Mercantile Bancorp 2005 Stock Incentive Plan, or the NMB Plan, was assumed by First California in connection with the Mergers and renamed the First California Financial Group, Inc. 2005 NMB Stock Incentive Plan. Each outstanding option to purchase shares of National Mercantile common stock was converted into an equal number of options to acquire a number of shares of First California Common Stock.

At December 31, 2010, the number of shares of Common Stock issuable upon exercise of outstanding options granted pursuant to the NMB Plan was 131,064 shares, and the number of shares of Common Stock remaining available for future issuance under the NMB Plan was zero shares.  The NMB Plan will terminate on March 24, 2015, except as to awards then outstanding, which awards will remain in effect until they have been exercised, the restrictions have lapsed or the awards have expired or been forfeited.  The Company does not intend to issue any additional awards pursuant to this plan.

First California Financial Group, Inc.  Amended 1996 NMB Stock Incentive Plan (formerly known as the National Mercantile Bancorp Amended 1996 Stock Incentive Plan)

The National Mercantile Bancorp Amended 1996 Stock Incentive Plan, or the 1996 Plan, as amended on June 6, 2002 and which terminated in April 2005, was assumed by First California in connection with the Mergers and renamed the First California Financial Group, Inc. Amended 1996 NMB Stock Incentive Plan.  The 1996 Plan provided for the grant of either incentive stock options or non-qualified stock options covering up to an aggregate of 835,638 shares of National Mercantile common stock. Each outstanding option to purchase shares of National Mercantile common stock was converted into an equal number of options to acquire a number of shares of First California Common Stock.

At December 31, 2010, the number of shares of Common Stock issuable upon exercise of outstanding options granted pursuant to the 1996 Plan was 106,626 shares, and the number of shares of Common Stock remaining available for future issuance under the 1996 Plan was zero shares.

First California Financial Group, Inc. FCB 2005 Stock Option Plan (formerly known as the FCB Bancorp 2005 Stock Option Plan)

The FCB Bancorp 2005 Stock Option Plan, or the FCB Bancorp Plan, was assumed by First California in connection with the Mergers and renamed the First California Financial Group, Inc. FCB 2005 Stock Option Plan.  At the effective time of the Mergers, each outstanding option to purchase shares of FCB Bancorp common stock, vested or unvested, was converted into an option to acquire a number of shares of First California Common Stock equal to the product of (i) the number of shares of FCB Bancorp common stock subject to the FCB Bancorp Plan immediately prior to the effective time and (ii) the exchange ratio of 1.7904 at an exercise price per share adjusted by the exchange ratio.

 At December 31, 2010, the number of shares of Common Stock issuable upon exercise of outstanding options granted pursuant to the FCB Bancorp Plan was 203,989 shares, and the number of shares of Common Stock remaining available for future issuance under the FCB Bancorp Plan was zero shares.  The FCB Bancorp Plan will terminate on May 19, 2015.   The Company does not intend to issue any additional awards pursuant to this plan.

Non-Qualified Deferred Compensation

National Mercantile Deferred Compensation Plan

Prior to the Mergers, National Mercantile’s Deferred Compensation Plan sought to provide specified benefits to a select group of management or highly compensated employees who contributed materially to the growth, development and future business of the company. The plan allowed eligible participants to select a certain amount of their annual compensation to be set aside in an interest-bearing account at an annual rate equal to prime plus 150 basis points with a maximum rate of 9% and a minimum rate of 5%. Upon the participant’s termination of employment and subject to a six month delay in distributions under Internal Revenue Code Section 409A, National Mercantile would pay the participant the sum of all amounts and interest accrued in monthly installments for up to five years or in one lump sum payment, to be selected by the participant. If, however, the participant was terminated for cause, all interest accrued would be eliminated and the participant would receive only the amount of compensation deferred.  We suspended participation and contributions to this plan in 2007. In June 2009, this plan was terminated and participant’s account balances as of June 2010 were distributed to the plan participants based upon their distribution election.

401(k) Savings Investment Plan

The Company has adopted a 401(k) savings investment plan which allows employees to defer certain amounts of compensation for income tax purposes under Section 401(k) of Code. Essentially all eligible employees may elect to defer and contribute up to statutory limits. The Company may, at its discretion, make matching contributions, the total of which may not exceed 15% of eligible compensation. The vested amount for the Chief Executive Officer from the Company as of December 31, 2010 was $74,600. The vested amount for the Senior Executive Vice President and Chief Operating Officer/Chief Financial Officer from the Company as of December 31, 2010 was $41,636.  The vested amount for the Executive Vice President and Manager of the Business Banking Division from the Company as of December 31, 2010 was $9,569.

Description of Non-Equity Incentive Plan

The Company awards annual cash incentive bonuses to certain of its employees, including the named executive officers, under the Company’s incentive compensation program.  In paying annual cash bonuses, the Company seeks to align the compensation of the named executive officers and other employees with performance.  Accordingly, the payment of the annual cash bonus depends on the achievement of the Company’s net profit target, as approved by the Board of Directors for a given year.  The Board of Directors sets the net profit target after taking into account, among other things, expected growth in loans, deposits and total assets.  Under the incentive compensation program, an employee in good standing is eligible to receive a bonus calculated as a percentage of salary and as a percentage of net profit for the Chief Executive Officer.  A threshold cash bonus amount occurs when the Company achieves 85% of the net profit goal with an upper limit of 115%.  The threshold cash bonus amount is deducted from the net profit goal before measuring the percentage achievement. The Board of Directors, under the incentive compensation program, has the discretion to award a lower cash bonus than may have been received in respect of any particular year.  The payment of annual cash bonuses generally occurs in March of each year in respect of achievements of the prior fiscal year. However, because the Company did not achieve the net profit target for the year ended December 31, 2010, no cash bonus was paid in March 2011.

Compensation of Directors

First California’s non-employee directors are paid for attendance at Board meetings at the rate of $18,000 per year.  In addition, the Chairman of the Board receives an additional $16,000 per year.  The Company’s non-employee directors are paid for attendance at Audit Committee, Loan Committee, Balance Sheet Committee and Compensation Committee meetings at the rate of $7,000 per year for each respective committee.  The Chairman of the Audit Committee receives an additional $7,000 per year and the Chairs of the other Board committees receive an additional $5,000 per year.  The designated financial expert on the Audit Committee receives an additional $2,000 per year. In addition, non-employee directors may be eligible to receive approximately $15,000 of restricted stock per year that vests over three years in three equal annual installments. Each non-employee director received a restricted stock grant with a value of $15,000 in March 2011.

In July 2006, First California Bank entered into split-dollar life insurance agreements with Richard Aldridge and John Birchfield in connection with which First California Bank purchased life insurance policies for such directors.  Pursuant to the terms of those agreements, First California Bank owns the life insurance policies, is entitled to the cash value of the policies and is responsible for paying the associated premiums.  Under the plan, a beneficiary designated by the director is entitled to receive $250,000 of the total proceeds upon the director’s death, with First California Bank entitled to the balance.  In 2010, no additional discretionary compensation was awarded to any non-employee director.

The following table sets forth information concerning the compensation paid by First California during 2010 to each of its non-employee directors.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Richard Aldridge	$32,000	$0	$0	$920	$32,920
Donald E. Benson	$40,450	$0	$0	$0	$40,450
John W. Birchfield	$46,000	$0	$0	$400	$46,400
Joseph N. Cohen	$44,000	$0	$0	$00	$44,000
Robert E. Gipson	$41,000	$0	$0	$00	$41,000
Antoinette T. Hubenette, M.D.	$44,000	$0	$0	$00	$44,000
Syble R. Roberts	$26,750	$0	$0	$00	$26,750
Sung Won Sohn, Ph.D.	$22,250	$0	$0	$00	$22,250
Thomas Tignino	$41,000	$0	$0	$00	$41,000

(1)
C. G. Kum did not receive any additional compensation for his service as a director during 2010. Director Roberts retired from the Board in June 2010 and Director Sohn resigned from the Board in September 2010.

(2)
There were no restricted stock awards given to non-employee directors in 2010. The number of unvested restricted shares outstanding as of December 31, 2010 held by each director, except Directors Roberts and Sohn, is 2,618.  Restricted stock granted to non-employee directors vests in three equal annual installments.

(3)
There were no stock options awarded to non-employee directors in 2010. The number of options outstanding as of December 31, 2010 held by each director is: 17,009 (Aldridge), 0 (Benson), 17,009 (Birchfield), 1,250 (Cohen), 1,250 (Gipson), 1,250 (Hubenette) and 0 (Tignino).

(4)
The amounts in this column reflect the economic value attributed to directors Aldridge and Birchfield of the life insurance benefit to such directors in 2010 with respect to life insurance policies owned by the Company.

Certain Relationships and Related Transactions

There are no existing or proposed material transactions between the Company and any of our directors, executive officers or beneficial owners of 5% or more of our Common Stock, or the immediate family or associates of any of the foregoing persons exceeding $120,000 between January 1, 2009 and December 31, 2010, except as indicated below.

Some of our directors and executive officers and their immediate families, as well as the companies with which they are associated, are customers of, and have had banking transactions with, us in the ordinary course of our business, and we expect to have banking transactions with such persons in the future.  In our opinion, all loans and commitments to lend since January 1, 2009 were made in compliance with applicable laws, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectability or present other unfavorable features.  As of December 31, 2010, deposits of related parties held by the Company amounted to approximately $120,000.  As of December 31, 2010, there was one extension of credit to our directors, officers or principal shareholders, or their associates.  The balance of this extension of credit was $3,050 at December 31, 2010.

INDEPENDENT PUBLIC ACCOUNTANTS

First California engaged the independent registered public accounting firm of Moss Adams LLP as our principal accountant to audit our financial statements for the years ended December 31, 2009 and 2010.

Audit Fees

The following table sets forth the fees for professional services billed to the Company by Moss Adams LLP and for the periods indicated:

	2009	2010
Audit Fees (1)	$431,000	$444,000
Audit-Related Fees (2)	273,000	70,000
Tax Fees (3)	25,000	42,238
All Other Fees (4)	0	28,000

(1)
For professional services rendered for the audits of our consolidated financial statements and reviews of interim      financial statements included in the Company’s Forms 10-Q. These fees include the audit of internal controls over financial reporting.

(2)	For certain review of registration statements filed with the SEC, and the issuance of consents and comfort letters.
(3)	For corporate tax compliance, planning and advisory services.
(4)	For cost segregation analysis of fixed asset purchases.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

It is the written policy of the Audit Committee of First California to pre-approve all services rendered by the independent auditors. All of the services rendered by Moss Adams LLP in 2010 were pre-approved by the Audit Committee.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders who want to communicate with the Board of Directors or any individual director should write to: Corporate Secretary, First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, California 91361. The letter should indicate that you are a stockholder of First California Financial Group, Inc., and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Corporate Secretary will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Delegate the inquiry to management where it is a request for information about First California Financial Group, Inc. or a stock-related matter; or

•	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Any stockholder who desires to submit a proposal for inclusion in the proxy materials for the 2012 Annual Meeting of Stockholders must do so in writing and it must be received at the Company’s principal executive offices on or before December 27, 2011.  Any stockholder proposal submitted for inclusion in the Company’s proxy materials must comply with the requirements of Rule 14a-8 under the Exchange Act. Please address your proposals to: Corporate Secretary, First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, California 91361.

In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the Company’s principal executive offices not later than February 26, 2012. The Company’s Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Company’s Bylaws, not earlier than January 27, 2012, and not later than February 26, 2012. Article I, Section 1.11 of the Company’s Bylaws governs submission of matters for presentation at stockholder meetings.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

We will furnish without charge a copy of First California’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC, including the financial statements and financial statement schedules thereto, to any stockholder who so requests by writing to Corporate Secretary, First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, California 91361.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2011

This proxy statement, the proxy card, the Notice of Annual Meeting of Stockholders, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and directions to the location of the Annual Meeting are available to you on our website at www.fcalgroup.com.

By order of the Board of Directors

Joseph N. Cohen
Corporate Secretary
Dated: April 21, 2011

ANNEX A

FIRST CALIFORNIA 2007 OMNIBUS EQUITY INCENTIVE PLAN

(As Proposed to be Amended)

Table of Contents

ARTICLE I GENERAL		1
1.1	Purpose	1
1.2	Definitions of Certain Terms	1
1.3	Administration	2
1.4	Persons Eligible for Awards	4
1.5	Types of Awards Under the Plan	4
1.6	Shares Available for Awards	4
ARTICLE II AWARDS UNDER THE PLAN		5
2.1	Award Agreements	5
2.2	No Rights as a Stockholder	5
2.3	Grant of Stock Options, Stock Appreciation Rights and Additional Options	5
2.4	Exercise of Stock Options and Stock Appreciation Rights	7
2.5	Cancellation and Termination of Stock Options and Stock Appreciation Rights	8
2.6	Grant of Restricted Stock	8
2.7	Grant of Restricted Stock Units	9
2.8	Grant of Performance Awards and Share Units	10
2.9	Other Stock-Based Awards	10
ARTICLE III MISCELLANEOUS		10
3.1	Amendment of the Plan; Modification of Awards	10
3.2	Tax Withholding	11
3.3	Restrictions	11
3.4	Nonassignability	12
3.5	Requirement of Notification of Election Under Section 83(b) of the Code	13
3.6	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code	13
3.7	Change in Control	13
3.8	No Right to Employment	15
3.9	Nature of Payments	15
3.10	Non-Uniform Determinations	16
3.11	Other Payments or Awards	16
3.12	Section Headings	16
3.13	Effective Date and Term of Plan	16
3.14	Governing Law	16
3.15	Severability; Entire Agreement	16
3.16	No Third Party Beneficiaries	17
3.17	Successors and Assigns	17

A-i

ARTICLE I

GENERAL

1.1           Purpose

The purpose of the First California 2007 Omnibus Equity Incentive Plan (the "Plan") is to provide an incentive for officers, other employees, prospective employees and directors of, and consultants to, First California Financial Group, Inc. (the "Company") and its subsidiaries and affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in the service of the Company and its subsidiaries and affiliates.

1.2           Definitions of Certain Terms

(a)         "Award" means an award under the Plan as described in Section 1.5 and Article II.

(b)         "Award Agreement" means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c)         "Board" means the Board of Directors of the Company.

(d)         "Code" means the Internal Revenue Code of 1986, as amended.

(e)         "Committee" means the Compensation Committee of the Board and shall consist of not less than two directors. However, if a member of the Compensation Committee is not an "outside director" within the meaning of Section 162(m) of the Code or is not a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term "Committee" includes any such committee or subcommittee, to the extent of the Compensation Committee's delegation.

(f)          "Common Stock" means the common stock, par value $0.01 per share, of the Company.

(g)         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(h)         The "Fair Market Value" of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange on which the Common Stock is principally traded for such date or the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine consistent with Section 409A of the Code.

(i)          "Grantee" means a person who receives an Award.

(j)          "Incentive Stock Option" means a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(k)         "Key Persons" means directors, officers and other employees of the Company or of a Related Entity, and consultants to the Company or a Related Entity.

(l)          "Option Exercise Price" means the amount payable by a Grantee on the exercise of a stock option.

(m)         "Performance Award" means an Award granted under Section 2.8.

(n)         "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Related Entity thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Related Entity thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(o)         "Related Entity" means any parent or subsidiary corporation of the Company or any business, corporation, partnership, limited liability company or other entity in which the Company or a parent or a subsidiary corporation holds a controlling ownership interest, directly or indirectly.

(p)         "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

(q)         "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.  An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

1.3           Administration

(a)         The Plan shall be administered by the Committee, which shall consist of not less than two directors.

(b)         The Committee or a subcommittee thereof (which hereinafter shall also be referred to as the Committee) shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended, and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

(c)         Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d)         The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive on all persons.

(e)         No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a "Covered Person") shall have any liability to any person (including, without limitation, any participant in the Plan) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's certificate of incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f)         Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan.

In the foregoing event, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.4           Persons Eligible for Awards

Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

1.5           Types of Awards Under the Plan

Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, stock appreciation rights, restricted stock, restricted stock units, Performance Awards and share units and other stock-based Awards, as set forth in Article II.

1.6           Shares Available for Awards

(a)         Total shares available. The total number of shares of Common Stock that may be transferred pursuant to Awards granted under the Plan shall not exceed 3,000,000 shares.  Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, shares of Common Stock are surrendered or withheld from any Award to satisfy a Grantee's income tax withholding obligations, or shares of Common Stock owned by a Grantee are tendered to pay the exercise price of options granted under the Plan, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered, withheld or tendered shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

(b)         The total number of shares of Common Stock as to which Awards may be granted to any individual Grantee during any calendar year may not, subject to adjustment as provided in Section 1.6(c), exceed 500,000.  All shares of Common Stock may be made subject to Awards of Incentive Stock Options.

(c)         Adjustments. In the event of any change in the number of issued shares of Common Stock (or issuance of shares other than Common Stock) by reason of any forward or reverse share split, or share dividend, recapitalization, reclassification, merger, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Common Stock, the issuance of warrants or other rights to purchase shares of Common Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities or other property) (each, an "Adjustment Event"), then the Committee shall equitably adjust the number or kind of shares of Common

Stock that may be issued under the Plan, and any or all of the terms of an outstanding Award (including the number of shares of Common Stock covered by such outstanding Award, the type of property to which the Award is subject and the option or reference price of such Award), and such adjustments will be final, conclusive and binding for all purposes of the Plan. In determining adjustments to be made under this Section 1.6(c), the Committee may take into account such factors as it determines to be appropriate, including (i) the provisions of applicable law, (ii) the potential tax or accounting consequences of an adjustment (including, as applicable, under Section 162(m) of the Code and/or Section 409A of the Code), and (iii) the preservation of the benefits or potential benefits intended to be made pursuant to Awards and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. In connection with any adjustment pursuant to this Section 1.6(c), the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property equal to the Fair Market Value of the shares of Common Stock covered by such Awards, reduced by the option or reference price, if any. After any adjustment made pursuant to this Section 1.6(c), the number of shares subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1           Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Committee in its discretion deems necessary or desirable. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.

2.2           No Rights as a Stockholder

Unless otherwise provided in an Award Agreement, no Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.6(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3           Grant of Stock Options, Stock Appreciation Rights and Additional Options

(a)         The Committee may grant stock options to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion provided, however, that Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Company or any Subsidiary of the Company.

(b)         The Committee may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.

(c)         The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (ii) the exercise price of such stock appreciation right as set forth in the Award Agreement multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion.

(d)         Each Award Agreement with respect to a stock option shall set forth the Option Exercise Price, which shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies).

(e)         Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no Incentive Stock Option (or a stock appreciation right granted in connection with an Incentive Stock Option) shall be exercisable more than ten (10) years after the date of grant.

(f)         To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options shall be treated as nonqualified stock options.

(g)         Notwithstanding the provisions of Sections 2.3(d) and (e), to the extent required under Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the Option Exercise Price is at least 110% of the Fair Market Value of the shares subject thereto, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

2.4           Exercise of Stock Options and Stock Appreciation Rights

Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a)         A stock option or stock appreciation right shall become exercisable at such time or times as determined by the Committee.

(b)         Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock option or stock appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe.

(c)         Any written notice of exercise of a stock option shall be accompanied by payment of the full Option Exercise Price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Committee), or (ii) to the extent specified in the Award Agreement (A) by delivery of shares of Common Stock (which, if acquired pursuant to the exercise of a stock option or under an Award made under this Plan or any other compensatory plan of the Company have been owned by the individual for the requisite period to avoid an accounting charge to the Company) having an aggregate Fair Market Value (determined as of the exercise date) equal to all or part of the full Option Exercise Price and cash for any remaining portion of the full Option Exercise Price, or (B) to the extent permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer.

(d)         Promptly after receiving payment of the full Option Exercise Price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the Grantee or to such other person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the certificate(s) to the Grantee's broker-dealer.

(e)         Termination of Employment

(i)      Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Grantee with the Company and all Related Entities shall terminate for any reason other than cause (as defined in the applicable award agreement), Disability or death, (A) options and stock appreciation rights granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, on which date they shall expire, and (B) options and stock appreciation rights granted to such Grantee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.  The three-month period described in this Section 2.4(e)(i) shall be extended to the expiration date of the option or stock appreciation right in the event of the Grantee’s death during such three-month period.  Notwithstanding the foregoing, no option or stock appreciation right shall be exercisable after the expiration of its term.

(ii)     Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Grantee with the Company and all Related Entities shall terminate on account of the Disability or death of the Grantee, (A) options and stock appreciation rights granted to such Grantee, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration date of the option or stock appreciation right, on which date they shall expire and (B) options and stock appreciation rights granted to such Grantee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.  Notwithstanding the foregoing, no option or stock appreciation rights shall be exercisable after the expiration of its term.

(iii)    Unless the applicable Award Agreement provides otherwise,  in the event of the termination of a Grantee’s employment or service for cause (as defined in the applicable award agreement), vested options and stock appreciation rights granted to such Participant shall remain exercisable until the date that is thirty (30) days after such termination.

2.5           Cancellation and Termination of Stock Options and Stock Appreciation Rights

The Committee may, at any time and in its sole discretion, determine that any outstanding stock options and stock appreciation rights granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such options (and stock appreciation rights not granted in connection with an option) may receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the fair market value of the Common Stock and the exercise price per share multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the stock options and stock appreciation rights will be canceled and terminated without payment therefor.

2.6           Grant of Restricted Stock

(a)         The Committee may grant restricted shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock Awards may be made independently of or in connection with any other Award.

(b)         The Company shall issue in the Grantee's name a certificate or certificates for the shares of Common Stock covered by the Award. Upon the issuance of such certificate(s), the Grantee shall have the rights of a stockholder with respect to the restricted stock, subject to the transfer restrictions and the Company repurchase rights described in paragraphs (d) and

(e) below and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Award Agreement.

(c)         Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Award Agreement.

(d)         Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

(e)         The rights of individuals granted shares of restricted stock upon termination of employment or service with the Company or to any Related Entity for any reason prior to the lapse of restrictions set forth in (c) above shall be set forth in the Award Agreement.

2.7           Grant of Restricted Stock Units

(a)         The Committee may grant Awards of restricted stock units to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

(b)         At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

(c)          At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units. Such date may be later than the vesting date or dates of the Award. On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee, in its sole discretion, may instruct the Company to pay on the date when shares would otherwise be issued pursuant to a restricted stock unit, in lieu of such shares, a cash amount equal to the number of such shares multiplied by the Fair Market Value of a share on the date when shares would otherwise have been issued.

(d)         The rights of individuals granted restricted stock units upon termination of employment or service with the Company or any Related Entity for any reason prior to full vesting of such restricted stock units shall be set forth in the Award Agreement.

2.8           Grant of Performance Awards and Share Units

The Committee may grant Performance Awards in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. In the event that a stock certificate is issued in respect of Performance Awards, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the Performance Awards are earned. The performance conditions and the length of the performance period shall be determined by the Committee. To the extent a Performance Award is intended to satisfy the requirements for deductibility under Section 162(m) of the Code, the Committee will, in accordance with the requirements of Section 162(m), establish written performance criteria for the Company on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, which will be comprised of specified levels of one or more of the following performance criteria as the Committee may deem appropriate: net income; return on average assets ("ROA"); cash ROA; return on average equity ("ROE"); cash ROE; earnings per share ("EPS"); cash EPS; stock price; efficiency ratio; classified loans to Tier1 capital plus allowance; classified assets to Tier1 capital plus allowance; non-accrual loans to total loans; and non-performing assets to total assets ("Performance Criteria"). Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions. Performance Awards may also be payable when Company performance, as measured by one or more of the above Performance Criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee. Performance Awards that are intended to satisfy the requirements for deductibility under Section 162(m) of the Code may not be adjusted upward. The Committee has the discretion to adjust such Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines. The Committee shall determine in its sole discretion whether Performance Awards granted in the form of share units shall be paid in cash, Common Stock or a combination of cash and Common Stock.

2.9           Other Stock-Based Awards

The Committee may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

ARTICLE III

MISCELLANEOUS

3.1           Amendment of the Plan; Modification of Awards

(a)         The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of the Grantee under any Award theretofore made under the

Plan without the consent of the Grantee (or, after the Grantee's death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(b)         Stockholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or stock exchange listing requirements.

(c)         The Committee may amend any outstanding Award Agreement, including, without limitation, by amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraphs (a) or (d) of this Section or an amendment to effect any other action consistent with Section 3.7(b)) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee's death, the person having the right to exercise the Award).

(d)         Notwithstanding anything to the contrary in this Section, the Board or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee's death, the person having the right to exercise or receive payment of the affected Award), without regard to whether such amendment adversely affects a Grantee's rights under the Plan or such Award Agreement.

3.2           Tax Withholding

(a)         As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b)         If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, to the extent specified in the applicable Award Agreement and unless otherwise permitted by the Committee, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) above by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3           Restrictions

(a)         If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any

Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a "Plan Action"), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)         The term "consent" as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4           Nonassignability

Except to the extent otherwise provided in the applicable Award Agreement, no Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee's legal representative. Notwithstanding the immediately preceding sentence, the Committee may permit a Grantee to transfer any stock option which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children), and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of a nonqualified stock option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

3.5           Requirement of Notification of Election Under Section 83(b) of the Code

If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.6           Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.7           Change in Control

(a)         A "Change in Control" means the occurrence of any one of the following events:

(i)      any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power of the Company's then outstanding securities generally eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that any of the following acquisitions shall not be deemed to be a Change in Control: (1) by the Company or any subsidiary or affiliate or any existing stockholder who is a member of the Pohlad or Birchfield families or their respective affiliates, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii));

(ii)     the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries or affiliates that requires the approval of the Company's stockholders whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:

(A)         more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

(B)         no person (other than any employee benefit plan (or any related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) representing 40% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Corporation (or the Surviving Corporation), and

(C)         at least 50% of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors (as defined in paragraph (iii)) at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction");

(iii)    individuals who, on April 24, 2007, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 24, 2007, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v)     the consummation of a sale of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

Notwithstanding the foregoing, (i) a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur and (ii) with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, the above definition of Change in Control shall not apply, and instead "Change in Control" shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder.

(b)         Except as otherwise provided in an applicable Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange or unless otherwise determined by the Committee in its sole discretion:

(i)      any and all stock options and share appreciation rights granted under the Plan will become vested and immediately exercisable;

(ii)     any restrictions imposed on restricted stock or restricted stock units will lapse, and restricted stock units will become vested and immediately payable;

(iii)    the Committee will immediately vest and pay out all cash-based awards and other stock-based awards; and

(iv)    the Committee will have the ability to determine that all outstanding Awards are canceled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash, shares of Common Stock or other property within a reasonable time subsequent to the Change in Control; provided, that (i) no such payment will be made on account of an Incentive Stock Option using a value higher than the Fair Market Value of a share of Common Stock on the date of settlement, and (ii) the Committee may cancel without any payment or other consideration any stock options and stock appreciation rights having, as applicable, an option price or reference price per share at the time of the Change in Control that is more than the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with the Change in Control.

3.8           No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or affect any right which the Company may have to terminate such employment or association at any time (with or without cause).

3.9           Nature of Payments

Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.10           Non-Uniform Determinations

The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.11           Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12           Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13           Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options, shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14           Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

3.15           Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.16           No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.17           Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.18           Section 409A of the Code

The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith.  Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the individual's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the individual's separation from service (or upon the individual's death, if earlier).  Notwithstanding any provision to the contrary in this Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of an individual's termination of employment or service with the Company will be made to such individual unless such individual's termination of employment or service constitutes a "separation from service" (as such term is defined in Section 409A of the Code).  In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the individual pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code.

REVOCABLE PROXY

FIRST CALIFORNIA FINANCIAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2011
10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John W. Birchfield, and Thomas Tignino, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the Annual Meeting of Stockholders of First California Financial Group, Inc. (the "Annual Meeting") to be held on May 26, 2011 at 3027 Townsgate Road, Suite 300, Westlake Village, California 91361, beginning at 10:00 a.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Annual Meeting or any adjournments thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

FIRST CALIFORNIA FINANCIAL GROUP, INC. — ANNUAL MEETING, MAY 26, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.fcalgroup.com

You can vote in one of three ways:

1. Call **toll free 1-866-804-3321** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

<u>*or*</u>

2. Via the Internet at **http://www.rtcoproxy.com/6588** and follow the instructions.

<u>*or*</u>

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6588

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
FIRST CALIFORNIA FINANCIAL GROUP, INC.

Annual Meeting of Stockholders
MAY 26, 2011

The Board of Directors recommends that you vote "FOR" the following:

	For	With-hold	For All Except
1. Election of Directors	☐	☐	☐

Nominees
(01) Richard D. Aldridge (02) Donald E. Benson (03) John W. Birchfield
(04) Joseph N. Cohen (05) Robert E. Gipson (06) Antoinette T. Hubenette
(07) C. G. Kum (08) Thomas Tignino

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

The Board of Directors recommends you vote "FOR" the following proposal(s):

5. Upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.

PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLACK OR BLUE INK.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE ACCOMPANYING PROXY STATEMENT.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ——— Co-holder (if any) sign above

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 26, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 26, 2011:

1-866-804-3321

Vote by Internet

anytime prior to
3 a.m., May 26, 2011 go to

http://www.rtcoproxy.com/6588

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 26, 2011. The Notice of Annual Meeting of Stockholders, the Proxy Statement, this Proxy Card, 2010 Annual Report and directions to the location of the Annual Meeting are available to you on our website at www.fcalgroup.com.

Your vote is important!